Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

DEERFIELD CAPITAL CORP.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

DEERFIELD CAPITAL CORP.
6250 North River Road, 9th Floor
Rosemont, Illinois 60018

[                        ], 2009

Dear Stockholder:

        On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Deerfield Capital Corp., or the Meeting, which will be held on May 19, 2009, at 10:00 a.m., Eastern time, at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, 25th Floor, New York, New York 10153. The matters to be considered by our stockholders at the Meeting are described in detail in the accompanying materials.

        It is very important that you be represented at the Meeting regardless of the number of shares you own or whether you are able to attend the Meeting in person. Even if you plan to attend the Meeting, I urge you to mark, sign and date your proxy card today and return it in the envelope provided. Voting by proxy card will not prevent you from voting in person, but will ensure that your vote is counted, if for whatever reason, you are unable to attend.

        Your continued support and interest in Deerfield Capital Corp. are sincerely appreciated.

Sincerely,

Peter H. Rothschild Interim Chairman

DEERFIELD CAPITAL CORP.
6250 North River Road, 9th Floor
Rosemont, Illinois 60018

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on May 19, 2009

 Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to be Held on May 19, 2009

The Proxy Statement and our 2008 Annual Report to Stockholders
are available at http://www.amstock.com/proxyservices/viewmaterials.asp

Dear Stockholder:

        Notice is hereby given that the Annual Meeting of Stockholders, or the Meeting, of Deerfield Capital Corp. will be held on May 19, 2009, at 10:00 a.m., Eastern time, at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, 25th Floor, New York, New York 10153, for the following purposes:

  1.
  To elect three Class I directors who have been nominated to serve on our Board of Directors for a three-year term and until their successors have been duly elected or appointed and qualified;

  2.
  To approve an amendment to our charter to restrict certain acquisitions and dispositions of our securities in order to preserve the benefit of our net operating losses, net capital losses and certain other tax attributes for tax purposes and to remove references to our operation as a real estate investment trust as one of the purposes of our company;

  3.
  To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and

  4.
  To transact such other business as may properly come before the Meeting or any adjournment or postponement of the Meeting.

        Your vote is important. You should read the attached proxy statement and the information incorporated by reference into the proxy statement carefully. Whether or not you plan to attend the Meeting, you are urged to complete, date and sign the enclosed proxy card and promptly return it to us in the accompanying envelope. You may revoke your proxy at any time before it is voted by giving written notice to our corporate secretary, by attending the Meeting and voting in person or by submitting a proxy dated a later date. We did not hold an annual meeting during the 2008 calendar year. As a result, we are holding this Meeting and also intend to hold another annual meeting later in the 2009 calendar year at which we will elect our Class II directors.

        Thank you very much for your continued support.

By order of the Board of Directors:

Robert A. Contreras Senior Vice President, General Counsel and Secretary

Rosemont, Illinois
[                                    ], 2009

i

ii

DEERFIELD CAPITAL CORP.
PROXY STATEMENT

GENERAL MEETING INFORMATION

General

        This proxy statement and the accompanying form of proxy and Notice of Annual Meeting are provided in connection with the solicitation of proxies by the Board of Directors, or Board, of Deerfield Capital Corp., a Maryland corporation, for use at the Annual Meeting of Stockholders, or the Meeting, to be held on May 19, 2009. Unless otherwise noted or the context otherwise requires, we refer to Deerfield Capital Corp. as "DFR," "we," "us," "our" or "our company," to our indirect wholly owned subsidiary Deerfield & Company LLC and its subsidiaries as "Deerfield" and to Deerfield Capital Management LLC, a wholly owned subsidiary of Deerfield, as "DCM." We refer to our acquisition of Deerfield on December 21, 2007 as the "Merger."

        After the close of business on October 16, 2008, we effected a 1-for-10 reverse stock split of our common stock. All share amounts, per share amounts and share prices reflected throughout this proxy statement have been retroactively restated to reflect the reverse stock split.

        We did not hold an annual meeting during the 2008 calendar year. As a result, we are holding this Meeting and also intend to hold another annual meeting later in the 2009 calendar year at which we will elect our Class II directors.

  Important Note

        No person is authorized to make any representation with respect to the matters described in this proxy statement other than those contained in, or incorporated by reference into, this proxy statement, and, if given or made, any such representation must not be relied upon as having been authorized by us or any other person or entity. This proxy statement and the information incorporated herein provides you with detailed information about the proposals to be considered and voted upon at the Meeting. Unless otherwise noted, the information in this proxy statement is current as of the date of this proxy statement. You should carefully review this proxy statement, which discusses each of the proposals to be voted upon at the Meeting, including the information incorporated by reference herein.

        This proxy statement does not constitute the solicitation of a proxy from any person in any jurisdiction where it is unlawful to make such proxy solicitation. The delivery of this proxy statement shall not, under any circumstance, imply that there has not been any change in the information set forth herein since the date of the proxy statement.

Date, Time and Place of the Meeting

        The Meeting will be held on May 19, 2009 at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, 25th Floor, New York, New York 10153, at 10:00 a.m., Eastern time. The date, time and place of any adjournments or postponements of the Meeting will be established in accordance with our governing documents and applicable law. Directions to the Meeting are posted on the Investor Relations section of our internet website, www.deerfieldcapital.com, and may also be obtained by contacting our Legal Department, in writing, at Deerfield Capital Management LLC, Attn: General Counsel, 6250 North River Road, 9th Floor, Rosemont, Illinois 60018 or by phone at (773) 380-1600. Information on our website is not incorporated into this proxy statement.

Date of Mailing and Access to Proxy Materials; Mailing Address

        Pursuant to rules promulgated by the Securities and Exchange Commission, or SEC, we have elected to provide access to our proxy materials by sending you this full set of proxy materials, including a proxy card. This proxy statement and our 2008 Annual Report to Stockholders, or Annual Report, are also available at http://www.amstock.com/proxyservices/viewmaterials.asp. This proxy statement

and the accompanying proxy card and Notice of Annual Meeting are first being mailed to our stockholders on or about April [    ], 2009. The date of this proxy statement is [                        ], 2009. The mailing address of our principal executive office is 6250 North River Road, 9th Floor, Rosemont, Illinois 60018.

Notice and Voting

        Each outstanding share of our common stock entitles its holder to one vote. Only our stockholders of record at the close of business on March 30, 2009, or the Record Date, will be entitled to receive notice of, and vote at, the Meeting or any adjournment or postponement thereof. As of the Record Date, there were 6,454,383 shares of our common stock outstanding and entitled to vote at the Meeting and approximately [                        ] holders of record of such shares. For your comfort and security, admission to the Meeting will be by ticket only. Packages and bags may be inspected and required to be checked in at the registration desk. You also must present identification containing a photograph. If you are a registered stockholder (that is, your shares are held in your name) and plan to attend the Meeting, please check the appropriate box on the enclosed proxy card.

        If you are a beneficial owner (that is, your shares are held in street name by a bank, broker or other nominee or intermediary) and you plan to attend the Meeting, your admission ticket is your voting information form. In addition, you can obtain an admission ticket in advance by writing to Deerfield Capital Corp., Attention: Corporate Secretary, 6250 North River Road, 9th Floor, Rosemont, Illinois 60018, and enclosing proof of ownership, such as a bank or brokerage account statement or a letter from the bank or broker verifying such ownership. Stockholders who do not obtain tickets in advance may obtain them upon verification of ownership at the registration desk on the day of the Meeting. Tickets may be issued to others at our discretion.

        If you complete and properly sign and return the accompanying proxy card, your shares will be voted as you specify. However, if you sign and return the accompanying proxy card but do not specify a vote with respect to a proposal, your shares will be voted as our Board recommends with respect to the proposals and in the proxy's discretion with respect to any other matter that may be properly considered at the Meeting.

Revocability of Proxies

        You may revoke your proxy by:

  •
  delivering written notice of such revocation to our corporate secretary before the Meeting at the address listed above;

  •
  submitting a properly executed proxy card bearing a later date that we receive before the Meeting; or

  •
  attending the Meeting and voting in person.

        If you hold your shares in "street name" (that is, through a bank, broker or other nominee or intermediary), you may vote and revoke a previous vote only by following the procedures established by the bank, broker or other nominee or intermediary.

Quorum Required

        A majority of all of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business at the Meeting. As of the Record Date, we had 6,454,383 shares of common stock outstanding entitled to cast a vote at the Meeting on the proposals presented in this proxy statement.

 Votes Required for Approval of Each Proposal

        For the election of the director nominees, you may vote in favor of some or all of the nominees or withhold your vote as to some or all of the nominees. You will be voting with respect to the nominees that were nominated by our Board based on a recommendation from our Nominating & Corporate Governance Committee, or Nominating & Corporate Governance Committee, and you will not be able to vote for more than three persons. There is no cumulative voting in the election of directors. If a quorum is present, then the nominees receiving a plurality of all of the votes cast at the Meeting will be elected directors.

        With respect to the proposals (i) to approve an amendment to our charter, or Charter, to restrict certain acquisitions and dispositions of our securities in order to preserve the benefit of our net operating losses, or NOLs, net capital losses, or NCLs, and certain other tax attributes for tax purposes and to remove references to our operation as a real estate investment trust, or REIT, as one of the purposes of our company and (ii) to ratify the appointment of Deloitte & Touche LLP, or Deloitte, as our independent registered public accounting firm, you may vote in favor of one or both of these proposals, against one or both of these proposals or abstain from voting on one or both of these proposals. In this proxy statement, we sometimes refer to the proposed amendment to our Charter to restrict certain acquisitions and dispositions of our securities in order to preserve the benefit of our NOLs, NCLs and certain other tax attributes for tax purposes and to remove references to our operation as a REIT as one of the purposes of our company as the "Charter Amendment." Approval of the Charter Amendment will require the affirmative vote of a majority of all of the votes entitled to be cast on the proposal, while ratification of the appointment of Deloitte will require the affirmative vote of a majority of all of the votes cast on the proposal.

Unspecified Shares Held in Street Name and Abstentions

  Unspecified Shares Held in Street Name

        Other than with respect to certain routine matters, banks, brokers or other nominees or intermediaries holding shares of our common stock for beneficial owners, which we collectively refer to as "brokers," must vote those shares according to the specific instructions they receive from the beneficial owners, unless the brokers have been given discretionary voting power by the beneficial owners. However, in certain circumstances, brokers holding shares for a beneficial owner may not have discretionary voting power and may not have received voting instructions from the beneficial owner of the shares. In such cases, a broker may not vote on a proposal, which is known as a "broker non-vote." Broker non-votes are not counted as votes cast. The proposal to approve the Charter Amendment is a non-routine matter for which specific instructions from beneficial owners are required, thus broker non-votes may arise. Because approval of the Charter Amendment requires the affirmative vote of a majority of the votes entitled to be cast on the proposal, broker non-votes will have the same effect as a vote against the proposal. Broker non-votes will have no effect on the election of directors or the ratification of the appointment of Deloitte.

  Abstentions

        With respect to each director nominee, you must either vote for the election of the nominee or withhold your vote. Votes withheld will have no effect in the election of directors because the directors will be elected by a plurality of the votes cast at the Meeting.

        With respect to the proposals (i) to approve the Charter Amendment and (ii) to ratify the appointment of Deloitte as our independent registered public accounting firm, you may vote in favor of one or both of the proposals, against one or both of the proposals or abstain from voting on one or both of the proposals.

        With respect to the proposal to approve the Charter Amendment, which must be approved by a majority of all of the votes entitled to be cast on the proposal, abstentions will have the effect of a vote against the proposal. With respect to the proposal to ratify the appointment of Deloitte as our independent registered public accounting firm, which must be approved by a majority of all of the votes cast on the proposal, abstentions are not considered votes cast and will therefore have no effect on the outcome of the vote on that proposal. Abstentions will, in each case, be counted for the purpose of determining the existence of a quorum.

Availability of Documents

        The following documents are posted on our website, www.deerfieldcapital.com (the information on which is not incorporated into this proxy statement), and can also be obtained from us by written request to Deerfield Capital Corp., Attention: Corporate Secretary, 6250 North River Road, 9th Floor, Rosemont, Illinois 60018:

  •
  our Charter;

  •
  our bylaws;

  •
  the charters of each of our standing Board committees;

  •
  our Corporate Governance Guidelines;

  •
  our Code of Business Conduct and Ethics; and

  •
  our Audit Committee's procedures for the submission, receipt and handling of concerns and complaints regarding internal controls, auditing and compliance.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

Our Board of Directors

        Our bylaws provide that a majority of our Board may establish, increase or decrease the number of directors at a regular or special meeting called for that purpose, provided that the number of directors shall never be less than five nor more than 15. At each annual stockholders meeting, one class of directors is elected by our stockholders to hold office for a term of three years and until their successors have been duly elected or appointed and qualified. Our Board has set the current size of our Board at seven directors. Our Board currently consists of six directors, with one vacancy within our Class II directors as described further below.

Nominees Standing for Election

        Our Charter divides our Board into three classes, designated as Class I, Class II and Class III. The current Board consists of three Class I members, one Class II member and two Class III members. The term of the Class I directors, Peter H. Rothschild, Robert E. Fischer and Peter W. May, expires at the Meeting. Those directors have been nominated for re-election to serve as directors for a term expiring at our annual meeting in 2011 and until their successors are duly elected or appointed and qualified. Our Class II directors will be up for election at our next annual meeting expected to be held later in the 2009 calendar year, and our Class III directors will be up for election at our annual meeting expected to be held in 2010.

        If any nominee becomes unavailable or unwilling to serve as a director for any reason, the persons named as proxies in the form of proxy are expected to consult with our Board, which would solicit a recommendation from our Nominating & Corporate Governance Committee, in voting the shares represented by them. Our Board has no reason to doubt the availability of any nominee, and each nominee has indicated his willingness to serve as a director if elected by the stockholders at the Meeting.

        Our Board has determined that director nominees Robert E. Fischer and Peter W. May are independent, as that term is defined in our Corporate Governance Guidelines and the general independence standards of the NYSE AMEX Equities (formerly the American Stock Exchange and the NYSE Alternext US LLC), or the NYSE AMEX.

        The name, age, term of office and business background of each of the nominees, as of March 25, 2009, is as follows:

Name	Age	Biography
Peter H. Rothschild	53	Mr. Rothschild has been a member of our Board since December 2004 and the interim Chairman of our Board since April 2007. Mr. Rothschild has been the Managing Member of Daroth Capital LLC, a financial services company, since its founding in 2001 and the President and CEO of its wholly owned subsidiary, Daroth Capital Advisors LLC, a securities broker-dealer, since 2002. Prior to founding Daroth Capital, Mr. Rothschild was a Managing Director and Co-Head of the Leveraged Finance and Industrial Finance groups at Wasserstein Perella, the predecessor company to Dresdner Kleinwort Wasserstein and was with the organization from 1996 to 2001. From 1990 to 1996, Mr. Rothschild was a Senior Managing Director and Head of the Natural Resources Group at Bear, Stearns & Co. Inc. and was one of the founders of the firm's Leveraged Finance and Financial Buyer Coverage groups. From 1984 to 1990, Mr. Rothschild was a Managing Director and Head of the Industrial Group at Drexel Burnham Lambert. Mr. Rothschild previously served on the board of directors of Wendy's International, Inc. from March 2006 to September 2008.
Robert E. Fischer	78
		Mr. Fischer has been a member of our Board since December 2004. He is of Counsel to WolfBlock LLP where he served as a senior member in the Corporate Practice Group. He has been with the firm since 1998. From 1961 to 1998, Mr. Fischer was a partner in the law firm of Lowenthal, Landau, Fischer & Bring P.C., which merged with WolfBlock LLP in 1998. Until October 2008, Mr. Fischer served as a board member of a trust established to oversee the liquidation of assets of Allegiance Telecom Inc. and its subsidiaries. He has also previously served on the board and audit committee of the DLJ International Fund (from June 1995 to November 2000), the DLJ Emerging Markets Fund (from June 1995 to November 2000) and the DLJ High Yield Bond Fund (from July 1998 to November 2000).
Peter W. May	66
		Mr. May has been a member of our Board since December 2007. Mr. May has also been a director of Tiffany & Co. since May 2008 and of Wendy's/Arby's Group, Inc. (formerly known as Triarc Companies, Inc.) since April 1993. Since that time, he has also been a director or manager and officer of certain of Triarc's subsidiaries. Additionally, Mr. May has been President and a founding partner of Trian Fund Management, L.P. since November 2005. From its formation in January 1989 to April 1993, Mr. May was President and Chief Operating Officer of Trian Group. He was President and Chief Operating Officer and a director of Triangle Industries, Inc. from 1983 to December 1988. Mr. May has also served as a director of Encore Capital Group, Inc. since February 1998.

Vote Required and Board Recommendation

        For the election of directors, you may vote in favor of some or all of the nominees or withhold your vote as to some or all of the nominees. If a quorum is present, then the nominees receiving a plurality of all of the votes cast at the Meeting will be elected directors.

        Our Board recommends a vote FOR the election as directors of each of the nominees listed above.

PROPOSAL NO. 2:
PROPOSAL TO APPROVE AN AMENDMENT TO OUR CHARTER

        Our stockholders are being asked to approve a proposed amendment to our Charter to (i) adopt certain restrictions on acquisitions and dispositions of our securities by persons who hold, or intend to acquire, 5% or more of the value of our stock and (ii) remove certain references to our operation as a REIT as one of the purposes of our company. The restrictions on acquisitions and dispositions are intended to reduce the risk of a substantial loss of potential tax benefits arising from our NOLs, NCLs and certain other tax attributes. Our Board has unanimously recommended and declared advisable that our stockholders approve the proposed Charter Amendment.

Background and Purpose of the Charter Amendment

        We have available NOLs, NCLs and certain other tax attributes to offset our future taxable income. NOLs and NCLs benefit us by offsetting future taxable income, if any, dollar-for-dollar and thereby eliminating (subject to an alternative minimum tax) the U.S. federal corporate income tax on such income. The benefit of the NOLs, NCLs and certain other tax attributes can be reduced or eliminated if we undergo an ownership change, or Ownership Change, as defined in the Internal Revenue Code of 1986, as amended, or the Code. Generally, there is an Ownership Change if, at any time, one or more 5% shareholders (as defined in the Code) have aggregate increases in their ownership in the corporation of more than 50 percentage points looking back over the relevant testing period, which can occur as a result of acquisitions and certain dispositions of common stock by 5% shareholders. Our Board believes that it is in the best interests of our company and our stockholders to adopt provisions in our Charter, which provisions we refer to in this proxy statement as the Section 382 Ownership Limit, that are designed, subject to certain exceptions, to restrict direct and indirect acquisitions or dispositions of our equity securities if such transactions will affect the percentage of stock that is treated as owned by a 5% shareholder.

Reason and Purpose of Section 382 Ownership Limit

        The Section 382 Ownership Limit is designed, subject to certain exceptions, to restrict direct and indirect acquisitions of our common stock that could result in the imposition of limitations on our use, for U.S. federal income tax purposes, of the NOLs, NCLs and certain other tax attributes that are and will be available to us, as discussed more fully below.

Our NOLs and NCLs and a Description of Section 382 and Section 383

        As a result of the revocation of our REIT election, for the 2008 tax year and going forward, we will be taxed as a corporation for U.S. federal income tax purposes, and our net income will be subject to taxation at regular (or alternative minimum) corporate rates without the benefit of a dividends paid deduction. We have NOLs from 2008 of approximately $194.2 million and NCLs from 2007 and 2008 in excess of $366.3 million that are expected to offset a substantial portion of any future taxable income and gain. Therefore, we believe the preservation of such NOLs and NCLs is critical to minimizing our U.S. federal income tax liability. We also may recognize losses and deductions ("built-in losses") in future years with respect to assets whose value currently exceeds our tax basis in such assets. Sections 382 and 383 of the Code impose significant limitations on the ability of a corporation to use its NOLs and NCLs to offset income in circumstances where such corporation has experienced an Ownership Change." Those sections may also limit our ability to use any built-in losses recognized within five years of any such Ownership Change. Generally, there is an Ownership Change if, at any time, one or more 5% shareholders (as defined in the Code) have aggregate increases in their ownership in the corporation of more than 50 percentage points looking back over the relevant testing period. The relevant testing period is generally the prior three-year period, but the testing period generally does not begin before the first year in which a NOL or NCL was generated, unless the corporation has a net unrealized built-in loss at the time of an Ownership Change. We currently have a net unrealized built-in loss. The principal reason for adopting the Charter Amendment is to prevent investors from aggregating or reducing ownership in our company and triggering an Ownership Change.

Description of Charter Amendment

        The proposed Charter Amendment will generally prohibit any direct or indirect sale, transfer, assignment, exchange, issuance, grant, redemption, repurchase, conveyance, pledge or other disposition of shares of common stock of our company or rights or options to purchase common stock of our company or any other interests that would be treated as stock of our company under the income tax regulations promulgated under the Code, if as a result of such sale, transfer, assignment, exchange, issuance, grant, redemption, repurchase, conveyance, pledge or other disposition, any person or group becomes a 5% shareholder (as defined in the Code), which generally includes a person or group that beneficially owns 5% or more of the market value of the total outstanding shares of common stock of our company, or the percentage of common stock of our company owned by a 5% shareholder (as defined in the Code) would be increased. As a result of these restrictions, certain transfers of stock by existing 5% shareholders would be prohibited. In addition to other exceptions, a person will not be treated as violating the Section 382 Ownership Limit as a result of acquiring shares of stock, directly or indirectly, as a result of the issuance of a warrant, the exercise thereof, the transfer or acquisition of such warrant or stock acquired thereby, where such warrant had first been issued upon approval of our Board unless and until the person to whom such warrant was issued thereafter acquires any stock that is unrelated to the warrant. Any attempted transfer in violation of the foregoing restrictions will be null and void unless the transferor or transferee obtains the written approval of our Board. No employee or agent of our company will record any purported transfer to the extent that such transfer is prohibited by the proposed Charter Amendment, and the purported transferee will not be entitled to any rights of stockholders of our company with respect to the securities that are the subject of the prohibited transfer, including the right to vote such securities and to receive dividends or distributions, whether liquidating or otherwise, in respect of such securities.

        If the proposed Charter Amendment is approved and our Board determines that a transfer would be prohibited, then, upon our written demand, the purported transferee will transfer the securities that are the subject of the prohibited transfer, or cause such securities to be transferred, to an agent designated by our Board. The agent will sell the securities to a buyer or buyers, which may include our company, in one or more arm's-length transactions that comply with the proposed Charter Amendment. If the purported transferee has resold the securities before receiving our demand to surrender them to our agent, the purported transferee will be deemed to have sold the securities for the agent and will be required to transfer to the agent any distributions received with respect to such securities and any proceeds of the sale of such securities (except for any proceeds which our company grants the purported transferee written permission to retain and which do not exceed the amount that the purported transferee would have received from the agent if the agent had resold such securities). The proceeds of the sale of any such securities will be applied first to the agent to cover its costs and expenses, second to the purported transferee, up to the lesser of the amount paid by the purported transferee for the securities or the fair market value of the securities at the time of the attempted transfer, and third to one or more charitable organizations selected by our Board. In no event will the proceeds of the sale of such securities inure to our benefit.

        The proposed Charter Amendment will, subject to certain exceptions, require any person who acquires or attempts to acquire shares of our common stock or rights or options to purchase our common stock or any other interests that would be treated as our stock under the income tax regulations in violation of the Section 382 Ownership Limit described above to immediately give written notice to us of such event and to provide to us such other information as we may request in order to determine the effect, if any, of such purported transfer on the preservation and usage of the benefit of our NOLs, NCLs and certain other tax attributes.

        If the proposed Charter Amendment is approved, all certificates representing newly issued shares of our stock as well as certificates issued in connection with the transfer of shares that are subject to the foregoing restrictions will bear a legend referencing such restrictions.

        In addition, the proposed Charter Amendment will revise Article II of our Charter to remove references to our operation as a REIT as one of the purposes of our company in view of our Board's determination not to maintain our status as a REIT beginning with the tax year ended December 31, 2008.

        The amendment to our Charter contemplated by Proposal No. 2 is attached to this proxy statement as Exhibit A, substantially in the form to be filed with the Department of Assessments and Taxation of the State of Maryland, or the SDAT, with such changes and modifications thereto as may be required by the SDAT or as may be deemed advisable and in the best interests of our stockholders by our Board.

Continued Risk of Ownership Change

        Despite the adoption of the Section 382 Ownership Limit, there still remains a risk that certain changes in relationships among stockholders or other events will cause an Ownership Change of our company under Section 382 and Section 383 of the Code, including as a result of transfers that do not violate the Section 382 Ownership Limit. We believe the Section 382 Ownership Limit is enforceable. The Internal Revenue Service, or IRS, has issued several private letter rulings in this area which indicate that, to the extent Section 382 Ownership Limit is enforceable and is enforced by a company, its terms will be respected for purposes of applying Section 382 and Section 383 of the Code. However, private letter rulings issued by the IRS cannot be relied upon as legal precedent. There can be no assurance, therefore, that if acquisitions in violation of the Section 382 Ownership Limit are attempted, the IRS will not assert that such acquisitions have U.S. federal income tax significance notwithstanding the Section 382 Ownership Limit.

        The Charter Amendment adopting the Section 382 Ownership Limit is not binding with respect to shares of common stock issued prior to the adoption of the Section 382 Ownership Limit unless the holder of such shares has actual knowledge of the Section 382 Ownership Limit, the Section 382 Ownership Limit is noted conspicuously on the certificate representing such shares, or, in the case of uncertificated shares, the registered owners are notified of the Section 382 Ownership Limit. Therefore, even if the Section 382 Ownership Limit is approved, we cannot assure you that the Section 382 Ownership Limit will be enforceable against all of our stockholders. Consequently, even with the Charter Amendment, we may experience an Ownership Change, including as a result of a waiver or modification by our Board as described below.

Board Power to Waive or Modify Section 382 Ownership Limit

        The Section 382 Ownership Limit will not apply if the proposed transferor or transferee obtains an exemption from such restrictions from our Board. Our Board may grant or deny such exemption in its sole and absolute discretion and may grant such exemption prospectively or retroactively. As a condition to granting an exemption, our Board may, in its discretion, require (at the expense of the transferor and/or transferee) an opinion of counsel selected by the Board that the transfer will not result in any limitation on the use of the benefit of our NOLs, NCLs or certain other tax attributes. If the Section 382 Ownership Limit is adopted, our Board intends to grant waivers to certain persons who currently own more than 5% of our common stock that would allow those stockholders to make certain dispositions of their common stock, but would prohibit those stockholders from acquiring additional common stock. The disposition of common stock by those stockholders in accordance with the proposed waiver could cause us to experience an Ownership Change.

Anti-Takeover Effects

        Our Board unanimously recommends that the Section 382 Ownership Limit be adopted for the reasons set forth in this proxy statement. You should be aware, however, that the Section 382 Ownership Limit may have anti-takeover effects in that, subject to the limitations set forth above, it will restrict the ability of a person or entity or group to accumulate our common stock such that they become a 5% shareholder (as defined in the Code). Although the Section 382 Ownership Limit is designed as a protective measure to preserve and protect our NOLs, NCLs and certain other tax attributes, the Section 382 Ownership Limit may, if our Board does not grant an exemption, have the effect of impeding or discouraging an acquisition of common stock tender offer or other transaction, even if such a transaction may be favorable to the interests of some or all of our stockholders. This might prevent our common stockholders from realizing an opportunity to sell all or a portion of their shares of our stock at higher than market prices. In addition, the Section 382 Ownership Limit may impede the assumption of control by a holder of a large block of common stock and the removal of incumbent directors and management, even if such removal may be beneficial to all of our stockholders.

        The Section 382 Ownership Limit is not in response to any effort that we are aware of to accumulate our common stock or to obtain control of our company. Our Board considers the Section 382 Ownership Limit to be reasonable and in the best interests of our company and our stockholders because the Section 382 Ownership Limit reduces certain of the risks that we will be unable to utilize our available NOLs, NCLs and certain other tax attributes. In the opinion of our Board, the fundamental importance to us and our stockholders of maintaining the availability of the NOLs, NCLs and certain other tax attributes is a more significant consideration than any indirect anti-takeover effect the Section 382 Ownership Limit may have.

        The anti-takeover effect should also be considered in light of other existing circumstances applicable to us, which could also have the effect of preventing a takeover. For example, pursuant to our Charter, our Board, with the approval of a majority of the entire Board and without any action by our stockholders, may amend our Charter from time to time to increase or decrease the aggregate number of shares of common stock or the number of shares of stock of any class or series that we have authority to issue. Although we have no present intention of doing so, we could issue a class or series of stock that could delay, defer or prevent a change of control or other transaction that might involve a premium price for holders of our common stock or otherwise be in the interests of our stockholders.

Possible Effects on Liquidity

        The Section 382 Ownership Limit will restrict a stockholder's ability to acquire, directly or indirectly, additional shares of our common stock in excess of the specified limitations. Furthermore, a stockholder's ability to dispose of such stockholder's stock may be restricted as a result of the Section 382 Ownership Limit, and a stockholder's ownership of common stock may become subject to the Section 382 Ownership Limit upon the actions taken by certain related persons. If the Section 382 Ownership Limit is approved, we would impose a legend reflecting the Section 382 Ownership Limit on certificates representing newly issued or transferred shares of common stock or, in the case of uncertificated shares, notify the registered owners of the Section 382 Ownership Limit. These restrictions increase any risks associated with the ownership of our common stock and may also result in a decreased valuation of such stock due to the resulting restrictions on acquisition to persons directly or indirectly owning or seeking to acquire a significant block of our common stock.

 Rights Plan

        On March 11, 2009, our Board adopted a stockholder rights plan, or Rights Plan, and declared a dividend of one right, or Right, for each outstanding share of our common stock to stockholders of record at the close of business on March 11, 2009. The Rights will also attach to any additional shares of our common stock issued after March 11, 2009. The Rights Plan was not adopted in response to any effort to acquire control of our company, but as a means to preserve the use of previously accumulated NOLs, NCLs and certain other tax attributes by dissuading investors from aggregating ownership in our company and triggering an Ownership Change for purposes of Sections 382 and 383 of the Code.

        Initially, the Rights will not be exercisable and will be attached to and automatically trade with our common stock. The Rights will separate from our common stock and a "distribution date" will occur, with certain exceptions, upon the earlier of (i) ten business days following a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 4.9% or more of our outstanding common stock, which person or group would then qualify as an "acquiring person," or (ii) ten business days following the first public announcement of a person's intention to commence or the commencement of a tender offer or exchange offer that would result in a person becoming an acquiring person. In addition to other exceptions, a person will not become an acquiring person if such person acquired the shares of our common stock, directly or indirectly, as the result of a warrant, the exercise thereof, the transfer or acquisition of such warrant or common stock acquired thereby, where such warrant had first been issued upon approval by our Board unless and until such person or its affiliates and associates acquire any additional shares of our common stock then outstanding that are unrelated to the warrant.

        If the Rights become exercisable, each Right will entitle its holder to purchase one one-thousandth of a share of our Series A Junior Participating Preferred Stock at a purchase price of $16.00 per fractional share, subject to adjustment. The Rights have no voting privileges and will expire at the close of business on March 10, 2019, unless earlier expired, redeemed or exchanged by us. The Rights will expire at such time as the SDAT accepts for record a charter amendment providing for (as determined in good faith by our Board) restrictions on the transfer of our securities in order to preserve the benefits of our NOLs, NCLs or other tax attributes. Thus, if the proposed Charter Amendment is approved, the Rights Plan will terminate, and the Rights will expire automatically upon the SDAT's acceptance for filing of the Charter Amendment.

Vote Required and Board Recommendation

        For the proposal to approve the Charter Amendment, you may vote in favor of the proposal, against the proposal or abstain from voting. If a quorum is present, approval of this proposal requires the affirmative vote of a majority of all of the votes entitled to be cast on such proposal.

        Our Board recommends a vote FOR the proposal to approve the Charter Amendment.

PROPOSAL NO. 3:
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Deloitte was our independent registered public accounting firm for our 2007 and 2008 fiscal years, and the Audit Committee of our Board, or Audit Committee, has decided to renew Deloitte's engagement as our independent registered public accounting firm for the 2009 fiscal year, subject to stockholder ratification. Deloitte representatives are expected to attend the Meeting and be available to answer appropriate questions and will have an opportunity to make a statement if they wish to do so.

        The following table sets forth the services provided by, and fees paid to, Deloitte for each of the last two fiscal years:

Fee	Year	Amount	Description of Services
Audit	2007	$1,270,185	Audit of our 2007 financial statements, review of our financial statements in our Quarterly Reports on Form 10-Q, including an assessment of the effectiveness of our internal controls over financial reporting and assistance with and review of documents filed with the SEC in connection with the Merger.

	2008	$1,208,560	Audit of our 2008 financial statements and review of our financial statements in our Quarterly Reports on Form 10-Q, including an assessment of the effectiveness of our internal controls over financial reporting.

Audit-Related	2007	$239,093	Accounting consultations and audits in connection with the Merger.

	2008	$47,366	Services relating to certain agreed upon procedures in connection with a revolving warehouse facility.

Tax	2007	$728,248	Preparation of our 2007 federal and state income tax returns, other compliance reporting, consultation and discussion on tax-related issues, preparation of transfer pricing report, calculation of taxable income on certain of our investments and review of our 2007 taxable income and REIT qualification test calculations.

	2008	$176,021	Preparation of our federal and state income tax returns, other compliance reporting, consultation and discussion on tax-related issues, calculation of taxable income on certain of our investments and review of our 2008 taxable income and REIT qualification test calculations.

All Other	2007	$—	N/A

	2008	$—	N/A

Approval of the Independent Registered Public Accounting Firm's Services

        Our Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services provided by our independent registered public accounting firm and its affiliates. These policies require the specific pre-approval of any such services that have not received the Audit Committee's general pre-approval or have exceeded the Audit Committee's pre-approved fee levels. These procedures include monitoring the independent registered public accounting firm's services to determine whether they comply with the pre-approval policies, and the independent registered public accounting firm's submission of a statement to the Audit Committee that any services it performs that require separate pre-approval comply with the rules of the SEC on auditor independence.

        The Audit Committee pre-approved 100% of the non-audit fees in the table above for 2007 and 2008.

Vote Required and Board Recommendation

        For the proposal to ratify the appointment of the independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting. If a quorum is present, ratification of this proposal requires the affirmative vote of a majority of all of the votes cast on such matter. The Audit Committee will reconsider Deloitte's appointment if it is not ratified by our stockholders.

        Our Board recommends a vote FOR ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

INFORMATION ON OUR BOARD OF DIRECTORS AND ITS COMMITTEES

Our Process for Nominating Director Candidates

        The charter of our Nominating & Corporate Governance Committee provides that the Nominating & Corporate Governance Committee shall consider director nominations from our stockholders. The nominating stockholder must have held shares of our common stock for at least six months before submitting the nomination, the nomination must be delivered to our Corporate Secretary at least 120 days before we mail the proxy materials for the annual stockholders meeting for which the nomination is proposed and the stockholder must provide a detailed statement of the nominee's qualifications and the nominee's written consent. If the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the preceding year's annual meeting, as is the case this year, then the nomination must be delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern time, on the later of (i) the 120th day prior to the date of such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. We first announced the date of the Meeting on March 25, 2009; therefore, in order to be eligible to be considered for the Meeting, proposals and/or nominations must have been delivered by April 4, 2009.

        The Nominating & Corporate Governance Committee has not established specific minimum qualifications, or specific qualities or skills, for directors. The Nominating & Corporate Governance Committee recommends candidates based on its overall assessment of their skills and characteristics and the composition of our Board as a whole, including the nominee's independence under our categorical independence standards and director diversity, skills and experience in the context of our Board's needs. The Nominating & Corporate Governance Committee's process for identifying and evaluating director nominees is based on various factors, including recommendations from our directors and officers and participants in the industry in which we operate. The nominees for director listed above were recommended by the Nominating & Corporate Governance Committee, which is composed entirely of independent directors.

Directors Not Standing for Election

        The following table lists the name, age, term of office and business background, as of March 25, 2009, of each of our incumbent directors:

Name	Age	Biography
Class II Director
Howard Rubin	53
		Mr. Rubin has been a member of our Board since December 2004. As a Class II director, his current term will expire at our next annual meeting. Mr. Rubin joined Soros Fund Management, LLC in August 2008 as a portfolio manager. He has served on the board of directors of Fortress Investment Group, a global alternative asset manager, since 2007 and is currently a member of its audit committee and chairman of its compensation committee. In addition, Mr. Rubin previously served on the boards of directors of Capstead Mortgage Corporation, Global Signal Inc. and Gatehouse Media, Inc. From 1987 to 1999, Mr. Rubin was a Senior Managing Director at Bear Stearns, Inc., where he ran the Collateralized Mortgage Obligations desk.

Name	Age	Biography
Class III Directors
Jonathan W. Trutter	51
		Mr. Trutter is our Chief Executive Officer and a member of our Board. Mr. Trutter has been a member of our Board since November 2004 and our Chief Executive Officer since December 2004. As a Class III director, his current term expires in 2010. Mr. Trutter is also the Chief Executive Officer and Chief Investment Officer of DCM and Co-Head of DCM's bank loan investment team. Mr. Trutter joined DCM in 2000. From 1989 to 2000, he was a Managing Director of Scudder Kemper Investments, an investment manager, where he directed the Bank Loan/Private Placement Department.
Robert B. Machinist	56
		Mr. Machinist has been a member of our Board since December 2004. As a Class III director, his current term expires in 2010. He is currently Chairman of MB Investment Partners, a diversified wealth management company in New York. Mr. Machinist also runs a private family investment company. In addition, he is a member of the boards of directors of United Pacific Industries, a publicly-listed Hong Kong Company, and Maimonides Medical Center. He was the Chairman of Atrinsic, a publicly-listed interactive media company, through 2008. From 1998 to December 2001, Mr. Machinist was managing director and head of investment banking for the Bank of New York and its Capital Markets division. From January 1986 to November 1998, he was president and one of the principal founders of Patricof & Co. Capital Corp. (and its successor companies), a multinational investment banking business, until its acquisition by the Bank of New York.

Number of Board Meetings in 2007

        Our Board held 15 meetings in 2007. All directors attended at least 75% of the total meetings of our Board and the committees of our Board on which they served.

Number of Board Meetings in 2008

        Our Board held 13 meetings in 2008. All directors attended at least 75% of the total meetings of our Board and the committees of our Board on which they served.

Director Attendance at Annual Meetings

        Our Board has not adopted a formal policy regarding director attendance at our annual stockholders meetings, but encourages such attendance. All of our then-current directors attended our 2007 annual meeting.

 Committees of our Board

        Our Board has established three standing committees: (i) the Audit Committee, (ii) the Compensation Committee and (iii) the Nominating & Corporate Governance Committee. Our Board may form other committees as circumstances warrant. The committees have such authority and responsibility as our Board delegates. Each standing committee has a written charter, a current copy of which is available for review on our website at www.deerfieldcapital.com, under the section entitled "Deerfield Capital Corp.—Stockholder Info—Corporate Governance." The information on our website is not incorporated into this proxy statement.

        The following table sets forth certain information for each standing committee of our Board:

Committee Name	Committee Members	Committee Chair	Number of Committee Meetings in 2007	Number of Committee Meetings in 2008	Summary of Committee Functions (see committee charters for full descriptions)
Audit Committee	Robert B. Machinist Howard Rubin Robert E. Fischer	Robert B. Machinist	8	11	Assists the Board in overseeing our accounting and financial reporting processes, the integrity and audits of our consolidated financial statements, our compliance with legal and regulatory requirements, the qualifications and independence of our accountants and the performance of those accountants and our internal auditors; appoints our independent accountants and reviews with the accountants the plans and results of the audit engagement; approves professional services provided by the accountants; determines the independence of the accountants; reviews the adequacy of our internal accounting controls; establishes procedures for the submission and treatment of concerns and complaints relating to accounting matters, internal controls and questionable accounting or auditing matters.

Committee Name	Committee Members	Committee Chair	Number of Committee Meetings in 2007	Number of Committee Meetings in 2008	Summary of Committee Functions (see committee charters for full descriptions)
Compensation Committee	Peter W. May Robert E. Fischer Robert B. Machinist	Peter W. May	5	5	Evaluates performance of and determines and approves compensation for CEO, executive officers, senior management and other employees; produces non-CEO executive officer compensation report required by the SEC; makes recommendations to the Board regarding our First Amended and Restated Stock Incentive Plan and administers and approves grants under such plan; reviews director compensation and makes related recommendations to the Board.
Nominating & Corporate Governance Committee	Robert E. Fischer Robert B. Machinist	Robert E. Fischer	1	3
					Recommends to the Board qualified candidates for election as directors and recommends to the Board a slate of nominees for election as directors at the annual meeting of stockholders; submits to the Board selection criteria for director nominees; advises the Board on matters involving general operation of the Board and our corporate governance; annually recommends to the Board nominees for each Board committee; facilitates the assessment of the Board's performance and of the individual directors and reports thereon to the Board.

        In October 2006, our Board established an Independent Directors Committee as a standing committee of the Board. The Independent Directors Committee was composed of Peter H. Rothschild, Robert E. Fischer, Robert B. Machinist and Howard Rubin. The functions of the Independent Directors Committee included the determination of whether to approve investments that DCM proposed to effectuate for our company in which DCM may have had a conflict of interest. The Independent Directors Committee, which held one meeting during 2007, was dissolved in February 2008 in connection with the completion of the Merger.

        In March 2007, our Board established a special committee of our Board, or the Special Committee, comprised solely of directors who had no material financial interest in the Merger that differed from that of our stockholders, to evaluate and make recommendations with respect to the Merger. The members of the Special Committee were Mr. Rothschild, Mr. Rubin, Mr. Machinist and Mr. Fischer. Mr. Rothschild resigned from the Special Committee in December 2007. The Special Committee was not a standing committee of our Board and was dissolved in March 2008 following completion of the Merger.

        In May 2007, in connection with its April 2007 designation of Mr. Rothschild as the interim Chairman of our Board, our Board designated Mr. Machinist to replace Mr. Rothschild as chair of the

Audit Committee and Mr. Rothschild to replace Mr. Machinist as chair of the Compensation Committee of our Board, or Compensation Committee.

        In December 2007, Nelson Peltz resigned from our Board, and our Board appointed Peter W. May to serve in his place as a Class I Director until the Meeting and until a successor is elected or appointed and qualified. In March 2008, Gregory H. Sachs resigned from our Board, and our Nominating & Corporate Governance Committee is continuing its evaluation of potential directors to fill the vacancy created by his resignation.

        In February 2008, our Board designated Mr. May to replace Mr. Rothschild as chair of the Compensation Committee.

        In March 2008, our Board established the Strategic Relations Committee, a non-standing committee consisting of Mr. Rothschild, Mr. Fischer, Mr. Machinist and Mr. Rubin, to advise the Board on strategic alternatives.

        Effective July 2008, Mr. Rothschild resigned from each of our standing Board committees in connection with our Board's determination that Mr. Rothschild no longer qualified as an independent director, as that term is defined in our Corporate Governance Guidelines and the general independence standards of the NYSE AMEX. Upon that resignation, our Board designated Mr. Fischer to replace Mr. Rothschild as a member of the Audit Committee. At such time, our Board also amended the charter of the Nominating & Corporate Governance Committee to provide that such committee shall be composed of two or more members.

Director Independence

        Our Board has determined that the following members of the Board are "independent," as that term is defined in our Corporate Governance Guidelines and the general independence standards of the NYSE AMEX:

Name	Class
Robert E. Fischer	I (term expires at the Meeting)
Peter W. May	I (term expires at the Meeting)
Howard Rubin	II (term expires at the next annual meeting expected later in the 2009 calendar year)
Robert B. Machinist	III (term expires at the 2010 annual meeting)

        These four independent directors constitute a majority of our Board and are the only members of our three standing Board committees (the Audit, Compensation and Nominating & Corporate Governance committees). Our Board has also determined that the four independent directors have no material relationships with us that would prevent them from qualifying as independent under the NYSE AMEX listing standards.

        Our Corporate Governance Guidelines also set forth our policies regarding the qualifications of directors, the identification of candidates for Board positions, the responsibilities of directors, the committees of the Board, director access to our officers, director orientation and continuing education, director annual performance evaluation and director compensation. A current copy of our Corporate Governance Guidelines is available on our website at www.deerfieldcapital.com, under the section entitled "Deerfield Capital Corp.—Stockholder Info—Corporate Governance." The information on our website is not incorporated into this proxy statement.

Audit Committee and Audit Committee Financial Expert

        As mentioned above, we have a separately-designated standing Audit Committee of our Board. The current members of the Audit Committee are Robert B. Machinist, Robert E. Fischer and Howard Rubin. Our Board has determined that each member of the Audit Committee is independent, as that term is defined under the enhanced independence requirements for audit committee members set forth in applicable SEC rules and in the listing standards of the NYSE AMEX, and that each of the members of the Audit Committee is able to read and understand fundamental financial statements. The members of the Audit Committee are responsible for, among other things, assisting our Board in fulfilling its responsibilities in connection with our accounting and financial reporting practices and overseeing the qualifications and performance of the independent auditors.

        Our Board has determined that Robert B. Machinist, the current chairperson of the Audit Committee, is "independent," as that term is defined in our Corporate Governance Guidelines and the listing standards of the NYSE AMEX, and is an "audit committee financial expert," as that term is defined by the SEC.

Compensation Committee Interlocks and Insider Participation

        The current members of the Compensation Committee are Peter W. May, Robert E. Fischer and Robert B. Machinist. Our Board has determined that each member of the Compensation Committee is independent, as that term is defined in the listing standards of the NYSE AMEX. During 2007, the Compensation Committee consisted of Peter W. May, who joined the Committee in December 2007, Peter H. Rothschild, Robert E. Fischer and Robert B. Machinist. No member of the Compensation Committee was an employee of our company during the 2007 fiscal year or an officer of our company during any prior period. During 2007, no interlocking relationship existed between any member of our Board and any member of the compensation committee of any other company. During 2008, the Compensation Committee consisted of Peter W. May, Robert E. Fischer, Robert B. Machinist and Peter H. Rothschild, who resigned from the Committee in July 2008. No member of the Compensation Committee was an employee of our company during the 2008 fiscal year or an officer of our company during any prior period. During 2008, no interlocking relationship existed between any member of our Board and any member of the compensation committee of any other company.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the "Compensation Discussion and Analysis" section of this proxy statement with management and, based on such review and discussion, the Compensation Committee recommended to the Board that it be included in this proxy statement.

Respectfully submitted,
Peter W. May (Chairman) Robert E. Fischer Robert B. Machinist

        The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

AUDIT COMMITTEE REPORT

        Our Audit Committee assists our Board in monitoring our financial reporting process. Management has primary responsibility for the financial statements and the reporting process, including the system of internal controls. Deloitte & Touche LLP, our independent registered public accounting firm, is responsible for expressing an opinion on the conformity of our financial statements with accounting principles generally accepted in the U.S.

        In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2007 and 2008 and our Current Report on Form 8-K filed on March 18, 2008 with our management team and our independent registered public accounting firm. The Audit Committee discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and the independent registered public accounting firm's independence from us and our management and has received from our independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to our Board, and our Board approved, the inclusion of the audited financial statements in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2007 and 2008 and our Current Report on Form 8-K filed on March 18, 2008 for filing with the SEC.

Respectfully submitted,
Robert B. Machinist (Chairman) Robert E. Fischer Howard Rubin

        The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Executive Officers

        The following table lists our executive officers and shows their names, ages, positions and business backgrounds for the last five years as of March 25, 2009. They serve at our Board's discretion.

Name	Age	Position(s) Held & Biography
Jonathan W. Trutter	51	Biographical Information for Jonathan W. Trutter is provided above under "Information on our Board of Directors and its Committees—Directors Not Standing for Election."
Francis P. Straub III	35
		Senior Vice President, Chief Financial Officer and Treasurer. Mr. Straub has held these positions since November 2008. Mr. Straub is also the Chief Financial Officer and a Managing Director of DCM and has held these positions since May 2008. Mr. Straub joined DCM in 2005 and has also served as Chief Accounting Officer and as Manager of Financial Reporting. Prior to joining DCM, Mr. Straub was the Manager of Financial Reporting for Archipelago Exchange LLC and Vice-President of Finance and Accounting for Z-Tel Technologies, Inc. from May 2003 to July 2004. Mr. Straub is a certified public accountant.
Robert A. Contreras	39
		Senior Vice President, General Counsel and Secretary. Mr. Contreras has held these positions since November 2008. He is also the General Counsel and a Managing Director of DCM. He has held the General Counsel position at DCM since May 2008. Mr. Contreras has been employed by DCM since August 2000 and has also served as Deputy General Counsel and Associate General Counsel.
Luke D. Knecht	55
		Chief Operating Officer of DCM. Mr. Knecht has held this position since July 2005. Mr. Knecht is also a Senior Managing Director of DCM. He has held this position since June 2006. Mr. Knecht joined DCM in 2002. Prior to joining DCM, Mr. Knecht was an executive at DRCM Global Investors, CSI Asset Management, Inc. and Harris Investment Management, Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16 of the Exchange Act of 1934, as amended, or the Exchange Act, requires our directors, executive officers, and persons beneficially owning more than 10% of our common stock (reporting persons) to file with the SEC, by specified due dates, reports of ownership of our stock and changes in that ownership, as well as reports on SEC Form 3 of their becoming a reporting person whether or not they own any of our stock on that date. They also must furnish us with copies of these reports. We must report in this proxy statement any failure to file a required report or any failure to timely file any such report. Based solely on our review of the filed reports, or written representations from reporting persons that all reportable transactions were reported, we believe that during the fiscal years ended December 31, 2007 and 2008, respectively, our reporting persons timely filed all reports they were required to file under Section 16(a) of the Exchange Act.

Code of Ethics

        We have adopted a code of ethics as defined in Item 406 of Regulation S-K. The code applies to all of our employees and directors, including our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions. This code, which is entitled Code of Business Conduct and Ethics, or the Code of Ethics, is available free of charge on our website at www.deerfieldcapital.com and will be provided free of charge to any stockholder requesting a copy by writing to: Attn: Investor Relations, Deerfield Capital Corp., 6250 North River Road, 9th Floor, Rosemont, Illinois 60018. Any waiver granted by us to our principal executive officer, principal financial officer, principal accounting officer or controller under the Code of Ethics, or certain amendments to the Code of Ethics, will be disclosed on our website at www.deerfieldcapital.com. The information on our website is not incorporated into this proxy statement.

 CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Transactions With Related Persons

        In 2007 and 2008, we entered into certain transactions, summarized below, that exceeded $120,000 in amount and in which our related persons—in general, our directors, officers and their immediate family members—had or would have a direct or indirect material interest.

        Each of the related person transactions in 2007 was with DCM, which served as our external manager prior to the Merger. Two of our former directors—Nelson Peltz and Gregory H. Sachs, and two current directors, Jonathan W. Trutter and Peter W. May—have or had various relationships with DCM, as summarized below, which could cause them to have an indirect material interest in our transactions with DCM. Because these relationships existed at the time we entered into the prior management agreement with DCM in December 2004, the agreement was negotiated between related persons, and its terms, including fees payable to DCM, may not have been as favorable to us as if they had had been negotiated with an unaffiliated third party.

        The following of our directors and executive officers were officers and directors of Deerfield or DCM prior to the Merger as described below:

  •
  Nelson Peltz, who was a director from December 2004 until December 2007 and also the chairman of the Board from December 2004 until April 2007, is also a director and the chairman of the board of Triarc Companies, Inc., or Triarc, and, from April 1993 to June 2007 was also the chief executive officer of Triarc, which owned a controlling interest in Deerfield prior to the Merger. From July 2004 to December 2007, Mr. Peltz was also a director of Deerfield and DCM.

  •
  Peter W. May, a director since December 2007, is also a director and the vice-chairman of the board of Triarc, and, from April 1993 to June 2007, was also the president and chief operating officer of Triarc, which owned a controlling interest in Deerfield prior to the Merger. From July 2004 to December 2007, Mr. May was also a director of Deerfield and DCM.

  •
  Gregory H. Sachs, who was a director from December 2004 until March 2008, was also a director and the chairman and chief executive officer of Deerfield and DCM until December 2007 and, from August 2004 to June 2007, was a director of Triarc.

  •
  Jonathan W. Trutter, a director and our chief executive officer, is also the chief investment officer and a senior managing director of DCM, positions he held with DCM both before and after the Merger, and has been the chief executive officer of Deerfield and DCM since December 2007.

  •
  Robert C. Grien, who was our president until November 2008, was also a senior managing director of DCM, a position he held with DCM both before and after the Merger.

  •
  Richard G. Smith, who was our chief financial officer until November 2008, was also senior vice president of finance of DCM, a position he held with DCM both before and after the Merger.

  •
  Frederick L. White, who was our senior vice president, general counsel and corporate secretary until November 2008, is also a managing director and was previously the general counsel of DCM and the general counsel and assistant secretary of Deerfield. Mr. White held his positions with Deerfield and DCM both before and after the Merger.

  •
  Francis P. Straub III, who is our senior vice president, chief financial officer and treasurer, is also the chief financial officer of DCM. Mr. Straub was previously the chief accounting officer of DCM, a position he held both before and after the Merger.

  •
  Robert A. Contreras, who is our senior vice president, general counsel and corporate secretary, is also the general counsel of DCM. Mr. Contreras was previously the deputy general counsel of DCM, a position he held both before and after the Merger.

        In addition, the following of our directors and executive officers were beneficial owners of membership interests in Deerfield prior to the Merger as described below:

  •
  Mr. Peltz, was the beneficial owner of approximately 34% of the total voting power of Triarc, which held approximately 64% of the outstanding capital interests, at least 52% of the profits interests and approximately 94% of the voting interests in Deerfield. Mr. Peltz was also the holder of approximately 5.1% of the profits interests in Triarc Deerfield Holdings, LLC (the subsidiary of Triarc that was the direct holder of Triarc's interest in Deerfield).

  •
  Mr. May was the beneficial owner of approximately 34% of the total voting power of Triarc, which held approximately 64% of the outstanding capital interests, at least 52% of the profits interests and approximately 94% of the voting interests in Deerfield. Mr. May was also the holder of approximately 1.9% of the profits interests in Triarc Deerfield Holdings, LLC (the subsidiary of Triarc that was the direct holder of Triarc's interest in Deerfield).

  •
  Mr. Sachs was the beneficial owner of approximately 26% of the outstanding capital interests and 25% of the profits interests in Deerfield.

  •
  Mr. Trutter was the beneficial owner of approximately 2.6% of the profits interests in Deerfield.

  •
  Mr. White was the beneficial owner of 0.10% of the profits interests in Deerfield.

  •
  Mr. Contreras was the beneficial owner of 0.10% of the profits interests in Deerfield.

  •
  Luke D. Knecht, DCM's Chief Operating Officer, was the beneficial owner of 0.25% of the profits interests in Deerfield.

  •
  John K. Brinckerhoff, DCM's Director of Portfolio Management, was the beneficial owner of 0.75% of the profits interests in Deerfield.

  •
  Mr. Grien received 2,041 shares of DFR restricted stock that became vested and transferable upon Mr. Sachs' resignation from the board of directors of DCM.

        Furthermore, our related person transactions for 2007 and 2008 were as follows:

  •
  For 2007, DCM earned, pursuant to our prior management agreement with it, management fees of $12,140,994, incentive fees of $2,184,798 and expense reimbursements of $1,056,005 prior to the Merger.

  •
  Prior to the Merger, our Audit Committee approved our hiring of DCM as our internal audit service provider, or internal auditor. DCM's main function as our internal auditor was to evaluate and report to the Audit Committee on the adequacy of our internal controls for financial reporting. For 2007, DCM earned $153,542 in fees for its internal auditor services prior to the Merger.

  •
  Our Compensation Committee approved the terms of, and on May 22, 2008 we entered into, a satisfaction agreement with Mr. Grien resolving each party's understanding of the compensation obligations owed to Mr. Grien pursuant to the terms of his employment agreement, which we assumed in connection with the Merger. Pursuant to the terms of the satisfaction agreement, we agreed to pay Mr. Grien a sum of $667,000, representing full and final settlement of Mr. Grien's compensation payment claims under his employment agreement, which expired in accordance with its terms on December 31, 2007. In return, Mr. Grien agreed to generally release us from claims arising under his employment agreement. Mr. Grien further agreed to release the right to receive 22,814 Performance Shares previously granted as part of his 2007 bonus award but which

    Mr. Grien had not accepted. In the event Mr. Grien is subject to any tax liability, related penalties or interest related to his release of the 22,814 Performance Shares, we are obligated pursuant to the terms of the satisfaction agreement to pay such amounts on behalf of Mr. Grien, provided that we also have a right to control the defense of any claims relating thereto.

  •
  On July 29, 2008, we entered into a letter agreement, or the 2008 Rothschild Compensation Agreement, with Peter H. Rothschild setting forth the fees payable to him for his services as Interim Chairman of our Board for the year ended December 31, 2008. The 2008 Rothschild Compensation Agreement provided for a 2008 base fee of no less than $500,000 (less the $20,000 previously paid to Mr. Rothschild in 2008 for his services as Interim Chairman of the Board). The 2008 Rothschild Compensation Agreement also provided for two discretionary fees, a "Capital Transaction Success Fee" not to exceed $1,000,000 and an "Other Success Fee" not to exceed $500,000, that may have been paid if certain specified conditions were met. The Compensation Committee of the Board had complete discretion over whether to award the Capital Transaction Success Fee and awarded Mr. Rothschild a bonus of $150,000 related to the year ended December 31, 2008.

  •
  In connection with our previously announced cost-saving initiative, DCM entered into a transition employment agreement, dated December 23, 2008 and effective December 30, 2008, with Mr. Grien, our former president. Mr. Grien relinquished his title as president on November 6, 2008. In connection with his departure, Mr. Grien was given the ability to select one of three compensatory options. As per Mr. Grien's selection, his employment terminated on January 13, 2009. Mr. Grien continued to receive his current base salary and benefits through the end of his employment. In addition, Mr. Grien received a lump sum payment of $500,000 in accordance with the terms of his transition employment agreement. He was also paid approximately $22,300 for accrued but unused vacation. Mr. Grien provided a general release to DCM for any claims he might have against DCM and its affiliates. In addition, Mr. Grien executed a second release releasing DCM and its affiliates from all claims that may have arisen from December 23, 2008 through January 13, 2009. In consideration of this release, Mr. Grien received an additional one week of salary in accordance with DCM's normal payroll policies.

  •
  In connection with our previously announced cost-saving initiative, DCM entered into a transition employment agreement, effective January 7, 2009, with Mr. Smith, our former chief financial officer. Mr. Smith relinquished his title as chief financial officer on November 6, 2008. In connection with his departure, Mr. Smith was given the ability to select one of three compensatory options. Per Mr. Smith's selection, his employment with DCM was scheduled to terminate on February 25, 2009 or on such earlier date as Mr. Smith resigns. Mr. Smith resigned on January 29, 2009. Mr. Smith continued to receive his base salary and benefits through the date of his resignation and also received a $30,000 payment on February 1, 2009 and a $125,000 lump sum payment. In addition Mr. Smith will receive an additional $30,000 payment payable on February 1, 2010 or earlier at DCM's discretion. He was also paid approximately $6,635for accrued but unused vacation. Mr. Smith provided a general release to DCM for any claims he might have against DCM and its affiliates. In addition, Mr. Smith executed a second release releasing DCM and its affiliates from all claims that may have arisen from December 31, 2008 through January 29, 2009. In consideration of this release, Mr. Smith received an additional one week of salary paid in accordance with DCM's normal payroll policies.

  •
  In connection with our previously announced cost-saving initiative, DCM entered into a transition employment agreement, dated December 23, 2008 and effective December 30, 2008, with Mr. Brinckerhoff, DCM's director of portfolio management. Mr. Brinckerhoff was given the ability to select one of three compensatory options. As per Mr. Brinckerhoff's selection, his employment with DCM will terminate on April 18, 2009 or on such earlier date as he resigns. Mr. Brinckerhoff will work on such ongoing and transition matters as DCM may assign to him prior to his last day of employment on April 18, 2009. Mr. Brinckerhoff will continue to receive his current base salary and benefits through the end of his employment subject to the terms of his transition employment agreement. In addition, Mr. Brinckerhoff received a lump sum payment of $250,000 in accordance with the terms of his transition employment agreement. Mr. Brinckerhoff provided a general release to DCM for any claims he might have against DCM and its affiliates. In addition, Mr. Brinckerhoff has agreed to execute a second release that will release DCM and its affiliates from all claims that may arise from December 23, 2008 through his final day of employment. In consideration of this release, Mr. Brinckerhoff will receive an additional one week of salary at his current rate in accordance with DCM's normal payroll policies.

  •
  On March 5, 2009, we entered into a letter agreement, or the 2009 Rothschild Compensation Agreement, with Peter H. Rothschild setting forth the fees payable to him for his services as Interim Chairman of the Board for the year ending December 31, 2009. The 2009 Rothschild Compensation Agreement provides for a base fee for 2009 of $500,000 and an expense reimbursement of $10,000 per month for expenses relating to office space, information technology and other items which Mr. Rothschild pays to his firm which provides him with office space and related infrastructure. The 2009 Rothschild Compensation Agreement also provides for two discretionary fees, a "Capital Transaction Success Fee" not to exceed $1,000,000 and a "Non-Capital Transaction Success Fee" not to exceed $500,000, which may be paid if certain specified conditions are met. The conditions for payment of the discretionary fees include, but are not limited to, Mr. Rothschild playing an instrumental role in arranging and completing a strategic transaction that substantially increases shareholder value. The Compensation Committee of the Board has complete discretion over whether to award the Capital Transaction Success Fee and the Non-Capital Transaction Success Fee and over the amount of the fees and the portion payable as cash or non-cash compensation. In addition, the 2009 Rothschild Compensation Agreement provides for a "Fund Success Fee" of $250,000 relating to a proposed new investment fund, provided the closing of initial capital commitments to the fund occurs on or before June 30, 2009 and the total amount of such commitments exceeds $50.0 million.

Management Agreement with DCM

        From December 23, 2004 through December 21, 2007, we were party to a management agreement with DCM, which we refer to as the prior management agreement, that provided for DCM's day-to-day management of our operations. That agreement required DCM to manage our business affairs in conformity with the policies and the investment guidelines that were approved and monitored by our Board. DCM's role as manager was under the supervision and direction of our Board.

        Under the prior management agreement, we paid DCM a monthly base management fee of 1/12 of our equity times 1.75% and quarterly incentive compensation equal to the product of: (a) 25% of the dollar amount by which (i) our net income before non-cash equity compensation expense and incentive compensation, for the quarter per common share exceeds (ii) an amount equal to (A) the weighted average of the price per share of the common stock in our December 2004 private offering and our June 2005 initial public offering, and the prices per common share in any subsequent offerings by us, in each case at the time of issuance thereof, multiplied by (B) the greater of (1) 2.00% and (2) 0.50% plus one-fourth of the 10-year Treasury Rate for such quarter, multiplied by (b) the weighted average number of common shares outstanding during the quarter. This calculation was adjusted to exclude one-time events pursuant to changes in generally accepted accounting principles, as well as non-cash charges after discussion between DCM and our independent directors and approval by a majority of our independent directors in the case of non-cash charges. Fifteen percent of any such quarterly incentive compensation was to be paid in the form of our shares, based on a value per share determined by taking the average of the closing prices of the stock on the New York Stock Exchange during the 30 days preceding the third day before the date on which the incentive compensation shares were issued.

        In connection with the Merger, we terminated the prior management agreement and entered into a new management agreement with DCM pursuant to which DCM continues to provide all of the services it provided prior to the Merger.

Our Controls for Approving Related Person Transactions

        From our inception through December 21, 2007, we were entirely dependent upon DCM for our day-to-day management. At the time of the Merger, our officers were employees, officers or directors of DCM, and two of our directors and all of the members of our investment committee were directors or officers of DCM or Triarc. As a result of these and other conflicts of interest, we formed the Special Committee of our Board, comprised solely of directors who had no material financial interest in the Merger that differed from that of our stockholders, to evaluate the Merger. Based on the unanimous recommendation of the Special Committee, our Board determined that the Merger was advisable and in the best interests of us and our stockholders. The members of our Board with a material financial interest in the Merger that differed from that of our stockholders abstained from voting to approve the Merger. We dissolved the Special Committee in March 2008.

        Our policies and procedures for the review, approval and ratification of our transactions with related persons consist of various conflict of interest provisions in our Code of Ethics, including that our directors report to the Board any conflict of interest they may have with respect to any matter being considered by the Board and that our related persons involved in our portfolio management obtain the prior approval of DCM's Chief Compliance Officer for their personal purchases of securities in private offerings.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

  Overview

        This Compensation Discussion and Analysis describes our compensation objectives, policies and practices. Prior to the completion of the Merger, we did not have any employees, and all of our executive officers were employees of our external manager, DCM. We did not pay, and were not involved in determining, compensation for any of our executive officers prior to completion of the Merger. Upon completion of the Merger on December 21, 2007, DCM became our subsidiary, and for the first time, we employed our executive officers and other personnel. Consequently, we inherited the existing compensation arrangements of our executive officers serving at the time of the Merger, and we were not involved in the establishment, benchmarking or structuring of those arrangements.

        Following the Merger, we were adversely affected by the severe global credit crisis and deteriorating market conditions. These conditions prompted multiple work force reductions, including reductions affecting our named executive officers. While we believe these reductions have streamlined our operations in the face of challenging market conditions, the retention of our remaining named executive officers has become even more critical to our success as we have become dependent on fewer individuals. Our Compensation Committee will analyze, structure and establish our executive compensation arrangements based on our philosophies and objectives as described below in light of current and anticipated market conditions.

        Before the Merger, the primary functions of our Compensation Committee were to (i) review our director compensation structure and, if appropriate, recommend changes to our Board and (ii) administer our Amended and Restated Stock Incentive Plan, or Stock Incentive Plan. Following the Merger, our Board formally amended our Compensation Committee charter to reflect, and provide for, the Compensation Committee's increased responsibility, including determining the compensation of our Chief Executive Officer, or CEO, our other executive officers and, as the Compensation Committee deems appropriate, our non-officer employees, as well as to evaluate the performance of our executive officers.

  Compensation Program Philosophy and Objectives

        Our primary objective with respect to compensation is to provide competitive compensation and benefits that allow us to motivate, reward, retain and, as necessary, attract high quality executive officers, portfolio managers and other employees. Our philosophy reflects a belief that competitive compensation programs will contain a mix of four elements: an adequate base salary, an annual cash bonus, which may be guaranteed or tied to relevant success measures, a long-term component that will provide an ownership-like stake in the longer term success of the company and a retention award that encourages continued service. Going forward, we will strive to incorporate pay-for-performance features in our employment arrangements with our named executive officers. As such, we expect variable portions of compensation to constitute a significant component of each named executive officer's pay, and the aggregate amount of such variable compensation will reflect the achievement of specific corporate objectives and individual performance goals.

        Certain performance elements that we will consider in our variable bonus programs are not directly quantifiable and may include factors such as responsiveness to unforeseen situations, operation within challenging business environments, creativeness, teamwork and demonstration of other values and work ethic that we believe are critical to our success. Other performance elements we anticipate considering will be subject to direct measurement and tied to the oversight responsibilities of the particular named executive officer. We will strive to design our compensation programs to ensure that both qualitative and quantitative measures of performance are aligned with the long-term interests of the company and to promote the interests of stockholders by focusing named executive officers on achieving improved performance.

        In addition to rewarding employees for achieving specific corporate and individual performance goals, our compensation program will be designed to reward the level of responsibility of, and the position undertaken by, our named executive officers. We will also seek to reward continued employment to support operations and to protect our institutional knowledge. As a matter of philosophy, we believe compensation and accountability should generally increase with position and responsibility. As a result, we anticipate that total compensation will be higher for individuals with greater responsibility and greater ability to influence our achievement of targeted results and strategic initiatives. Additionally, we anticipate that as position and responsibility increases, a greater portion of the named executive officer's total compensation will be variable pay contingent on the achievement of performance objectives, continued employment or both. While this may not always be the case, we generally intend that equity-based compensation will be higher for persons with higher levels of responsibility, making a portion of their total compensation dependent on long-term increases in the value of the company. We further believe that retention bonus incentives are most important for those individuals who provide the highest continuity of institutional knowledge and who are otherwise essential to our short- and long-term success.

        Finally, one of our key objectives will be to ensure that the compensation provided to our named executive officers remains reasonable and responsible, yet in line with our goals of retaining, motivating, rewarding and, as necessary, attracting our key personnel. We recognize that our company is navigating through a very difficult business environment and that this situation places extraordinary demands on our named executive officers and other employees. We remain cognizant of our need to balance controlling costs with our need to offer competitive compensation programs that are aligned with our corporate goals and objectives. Without competitive compensation packages and retention incentives, particularly in a challenging public company environment, we believe that losses of management talent will be more likely, and any such defections could cause serious short- and long-term challenges for our business and operations.

  Process for Evaluating and Establishing Executive Compensation

        Following the Merger, our Compensation Committee engaged a consulting firm that specializes in management and employee benefit and compensation programs and designs both annual and long-tem incentive plans. We anticipate continuing to work with compensation consultants to assist us in determining and structuring competitive executive compensation levels and programs that are aligned with our compensation philosophy and objectives in the future and as the need arises. Our Compensation Committee may also engage additional consultants and other professionals to, if and as applicable, negotiate employment agreements with our named executive officers, develop our time- and performance-based incentive compensation programs and structure our director compensation program.

  The Role of the Compensation Committee

        Our Compensation Committee will oversee all compensation evaluations and decisions related to our named executive officers. It will also review the appropriateness of the financial measures used in all incentive plans and the degree of difficulty in achieving specific performance targets. Our Compensation Committee plans to engage in an active dialogue with our CEO concerning strategic objectives and performance targets and may use consultants to collect information regarding competitive practices and to help devise and administer fair and equitable compensation programs on a going forward basis.

        Together with the performance objectives, our Compensation Committee will establish compensation levels for all our named executive officers on a going forward basis. As a general proposition, the Compensation Committee will attempt to determine the overall best mix of fixed, incentive and retention compensation for each position. In making this determination, the Compensation Committee will be guided by the compensation philosophy described herein and, among other things, historical compensation levels, the relative compensation levels among our named executive officers and possibly the competitive pay practices at other companies using third-party compensation studies. The Compensation Committee may also consider industry and market conditions, any unique challenges and burdens imposed on our named executive officers, corporate performance versus a peer group of companies and the overall effectiveness of our compensation program in achieving desired performance levels.

  The Role of Named Executive Officers in Compensation Decisions

        Our CEO will play a significant role in the compensation-setting process and will be responsible for evaluating the performance of our named executive officers on an annual basis. Unless otherwise contractually provided, these evaluations will be used to determine discretionary bonuses, if any, for the prior fiscal year, to establish the individual and corporate performance objectives for each named executive officer for the current fiscal year, to set their base salaries for the next fiscal year, to determine the portion of total compensation that will be contingent or performance-based pay, to recommend any retention bonus element and to consider and approve any grants of equity or equity-like incentive compensation. Based on our CEO's review and evaluation, he will make compensation recommendations to the Compensation Committee, including recommendations for performance targets and objectives, salary adjustments, bonus levels, retention compensation and long-term equity-based incentive awards. In performing these responsibilities, our CEO will meet with and consider the opinion of our other executives prior to making final assessments about performance. Final decisions with respect to total compensation of our named executive officers will reside with our Compensation Committee.

  Benchmarking

        Although competitive information, or benchmarking, is extremely useful in our industry, we do not believe that it will be appropriate to establish compensation levels primarily based on benchmarking. While we recognize that our compensation practices must be competitive in the marketplace, such marketplace information is only one of the many factors that we will consider in assessing the reasonableness of compensation. When we consider the total compensation packages of our named executive officers, our CEO and Compensation Committee may consider many factors, including the existence of employment agreements, historical compensation, market conditions, company performance and challenges, equity performance, liquidity, profitability, consultant studies and internal priorities to ensure that the compensation we award is appropriate to our circumstances and competitive in the marketplace.

  Elements of Named Executive Officer Compensation

  Base Salary

        We will provide our named executive officers with a base salary designed to provide each named executive officer with regular income that we consider appropriate in light of the named executive officer's qualifications, experience and industry knowledge, the quality and effectiveness of their leadership at our company, the scope of their responsibilities, the goals and objectives established for the named executive officer, the named executive officer's past performance and future potential, the base salary paid to officers in comparable positions at companies considered as competitors, internal pay equity, the tax deductibility of base salary and their total compensation arrangement. We do not expect to apply any specific weighting to these factors.

  Annual Cash Bonus Plan

        We intend to give our named executive officers an opportunity to obtain annual cash bonuses under an incentive bonus plan for achievement of specified performance objectives. We plan to make awards from an established bonus pool. Our Compensation Committee will determine the total size of our bonus pool by taking into account our qualitative and financial performance. We expect that our CEO will make recommendations as to the size of an award to any particular named executive officer, other than himself, by considering each individual's performance as measured against market benchmarks, pre set performance targets and objectives and his or her individual impact on our overall performance. The formal structure of the plan will be developed under the supervision of our Compensation Committee after consideration of advice provided by consultants, legal counsel and the Interim Chairman of our Board.

  Equity-Based Compensation Arrangements

        Although we had not made equity grants to individual employees in the past, on April 18, 2008, we granted performance shares, or Performance Shares, to certain of DCM's employees in lieu of cash as partial payment of their 2007 bonus. The Performance Shares represent the right to receive shares of our common stock on March 3, 2011, subject to forfeiture and acceleration upon specified events. Going forward, we plan to structure individual equity-based compensation arrangements that align the long-term interests of our named executive officers with the interests of our stockholders. For this reason, we sought and, in March 2008, received stockholder approval to amend and restate our Stock Incentive Plan to increase the number of shares available under the plan and otherwise increase our flexibility in this regard. We expect to work with consultants to develop the criteria that we will use in structuring our equity-based compensation arrangements.

  Retention Bonus Arrangements

        Recognizing that we have instituted significant changes to our management team as a result of work force reductions, we believe it is critical that we support the continuity of our operations while preserving our institutional knowledge. We also realize that the difficult business environment in which we operate imposes significant challenges on our named executive officers and that high quality individuals often have access to other employment opportunities. Consequently, we believe that at least for the near term, retention bonuses will be an important element of our executive compensation and, in certain circumstances, may be imperative to our short-term and long-term success. Retention of key employees is important for purposes of our ongoing discussions with strategic counterparties that we expect will help to enhance shareholder value.

  Severance and Change-in-Control Arrangements

        Except as set forth below, we do not have any severance or change-in-control arrangements with our named executive officers. We expect that the adoption of any such arrangement or the incorporation of any such provisions in future agreements will be approved by the Compensation Committee. Severance or change-in-control provisions will in general only be approved in those cases where the Compensation Committee believes the benefits of such arrangements, including attracting or retaining key employees, outweigh the costs. The grant agreements with respect to the Performance Shares include provisions that either accelerate the distribution of the underlying common stock or require cash distributions in lieu of common stock upon the occurrence of certain changes-in-control.

        Pursuant to our existing employment agreement with Mr. Trutter, which expires on June 26, 2009, in the event that he is terminated without "cause" or resigns for "good reason" (as such terms are defined in his employment agreement), Mr. Trutter will be entitled to receive (i) any earned but unpaid bonus for any fiscal year preceding the fiscal year in which the termination or resignation occurs,

(ii) the base salary of $416,250 per year and guaranteed bonus of $783,750 per year that he would have received for the three years following the effective date of the termination in accordance with our normal payroll and bonus payment practices and (iii) by September 24, 2009, a $2,000,000 retention bonus.

        Pursuant to our existing employment agreement with Mr. Straub, which expires on May 9, 2009, in the event that he is terminated without "cause" or resigns for "good reason" (as such terms are defined in his employment agreement), Mr. Straub will be entitled to receive (i) the base salary of $350,000 per year that he would have received until May 9, 2009 in accordance with our normal payroll and bonus payment practices and (ii) a $200,000 retention bonus, entirely in cash, within 10 days of such termination or resignation.

        Pursuant to our existing employment agreement with Mr. Knecht, which expires on July 22, 2009, in the event that he is terminated without "cause" or resigns for "good reason" (as such terms are defined in his employment agreement), Mr. Knecht will be entitled to receive (i) the base salary of $400,000 per year that he would have received until July 22, 2009 in accordance with our normal payroll and bonus payment practices and (ii) a pro-rated portion of his guaranteed bonus for 2009, equal to $208,561, in accordance with our normal payroll and bonus payment practices, but in no event later than March 31, 2010.

  Additional Benefits

        Our named executive officers participate in other employee benefit plans generally available to all employees on the same terms, such as medical, dental, life, disability insurance programs and a 401(k) plan. We do not provide our named executive officers with significant perquisites or similar personal benefits.

  Compensation Structures

        As noted above, at the time of the Merger, we inherited the employment agreements governing the compensation payable to each of Messrs. Trutter, Grien and Knecht, and we also inherited the employment arrangements established for Messrs. Smith, White and Brinckerhoff. Messrs. Trutter and Knecht are our only current named executive officers who also served as executive officers at the time of the Merger, and their employment agreements extend until July 2009. We did not re-negotiate the compensation arrangements for any of these individuals following the Merger.

        We also maintained the compensation arrangement that was in place for Mr. Contreras, who is our current Senior Vice President, General Counsel and Secretary, although our Compensation Committee approved a guaranteed bonus for Mr. Contreras that was added to his pre-existing employment arrangement. Our Compensation Committee did renegotiate the employment arrangement for Mr. Straub upon his promotion to an executive officer in May 2008. Mr. Straub's employment arrangement includes a base salary, a guaranteed bonus and a retention bonus.

Summary Compensation Table

        Prior to the completion of the Merger on December 21, 2007, we were externally managed and did not employ any executive officers or other personnel. As a result of the Merger, DCM became our indirect wholly owned subsidiary, and its employees became our employees. We paid salaries to our named executive officers from December 22, 2007 through the fiscal year end at the same level as was paid by DCM, their previous employer. In addition, we paid our named executive officers bonuses for the entire 2007 fiscal year as contemplated in the merger agreement.

        The following Summary Compensation Table discloses the compensation information for each of our named executive officers for the fiscal year 2007:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Total ($)
Jonathan W. Trutter Chief Executive Officer	2007	$12,329	$1,525,000	$1,537,329
Robert C. Grien President	2007	$10,959	$1,392,229	$1,403,188
Richard G. Smith Chief Financial Officer	2007	$5,753	$115,000	$120,753
Frederick L. White General Counsel and Secretary	2007	$8,219	$100,000	$108,219
Luke D. Knecht Chief Operating Officer of DCM	2007	$10,959	$375,000	$385,959
John K. Brinckerhoff Director of Portfolio Management of DCM	2007	$8,493	$300,000	$308,493

(1)
Reflects the salary earned by these named executive officers after completion of the Merger on December 21, 2007.

(2)
Reflects the entire bonus paid to the named executive officers in fiscal year 2007. The bonus amount earned by most of our named executive officers consists of both cash and Performance Shares. Mr. Trutter's bonus consists of $687,500 in cash and $837,500 in Performance Shares. Mr. Grien's bonus consists of $1,267,229 in cash and $125,000 in Performance Shares. Mr. Smith's bonus consists of $71,250 in cash and $43,750 in Performance Shares. Mr. White's bonus consists of $50,000 in cash and $50,000 in Performance Shares. Mr. Knecht's bonus consists of $375,000 in cash. Mr. Brinckerhoff's bonus consists of $179,500 in cash and $120,500 in Performance Shares. The dollar value of the Performance Shares is based on a price per Performance Share of $17.533, which is the average of the closing price of our common stock on March 6, 7 and 10, 2008. This value differs from the "Grant Date Fair Value of Stock Awards" set forth in the "Grants of Plan-Based Awards" table below because, pursuant to Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, or FAS 123R, that value is required to be calculated based on a price per Performance Share equal to the closing price of our common stock on March 10, 2008, which was $13.30.

        The following Summary Compensation Table discloses the compensation information for each of our named executive officers for the fiscal year 2008:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Compensation ($)	Total ($)
Jonathan W. Trutter(1) Chief Executive Officer	2008	$450,000	$883,750	N/A	$1,333,750
Francis P. Straub III Chief Financial Officer	2008	$350,000	$150,000	N/A	$500,000
Luke D. Knecht Chief Operating Officer of DCM	2008	$400,000	$375,000	N/A	$775,000
Robert A. Contreras Senior Vice President, General Counsel and Secretary	2008	$200,000	$250,000	N/A	$450,000
Robert C. Grien(2) Former President	2008	$347,397	$436,986	$160,321	$944,704
Richard G. Smith(2) Former Chief Financial Officer	2008	$230,000	$125,000	$ 89,635	$441,096

(1)
The bonus amount for Mr. Trutter has been paid, with the exception of $100,000. This $100,000 will be paid either in the form of a capital contribution on his behalf into a proposed new investment fund or in cash.

(2)
The amounts included in Other Compensation above consist of severance payments for Mr. Grien and Mr. Smith. Mr. Grien and Mr. Smith relinquished their titles as executive officers on November 6, 2008 in connection with a cost savings initiative implemented by our Board in response to market conditions. Mr. Grien's severance payments are comprised of salary of $73,846, bonus of $63,014 and unused vacation pay of $23,461. Mr. Smith's severance payments are comprised of salary of $23,000, bonus of $60,000 (payable in two $30,000 payments, one of which has already been paid and another to be paid no later than February 1, 2010) and unused vacation pay of $6,635.

 Grants of Plan-Based Awards

        The following table reflects certain bonus amounts earned by our named executive officers in fiscal year 2007 and granted in the form of Performance Shares in 2008:

Name	Grant Date(1)	Date of Compensation Committee Approval of Grant	All Other Stock Awards: Number of Shares of Stocks or Units (#)(2)	Grant Date Fair Value of Stock Awards(3)
Jonathan W. Trutter Chief Executive Officer	April 18, 2008	February 7, 2008	47,767	$635,302
Robert C. Grien President	April 18, 2008	February 7, 2008	7,129	$94,821
Richard G. Smith Chief Financial Officer	April 18, 2008	February 7, 2008	2,495	$33,187
Frederick L. White General Counsel and Secretary	April 18, 2008	February 7, 2008	2,851	$37,929
John K. Brinckerhoff Director of Portfolio Management of DCM	April 18, 2008	February 7, 2008	6,872	$91,408

(1)
The grant date is the date our Board adopted resolutions amending the Stock Incentive Plan to permit the grant of the Performance Shares, which grant had been previously approved by our Compensation Committee.

(2)
Performance Shares were awarded to the named executive officers pursuant to our Stock Incentive Plan as partial payment of their respective 2007 bonuses, which would otherwise be payable in cash. Each Performance Share awarded represents the right to receive one share of our common stock on March 3, 2011, subject to forfeiture or acceleration upon specified conditions. The number of Performances Shares granted is subject to adjustment for dividends or other distributions paid between March 3, 2008 and March 3, 2011 and may also be adjusted, as determined by our Board, in connection with any stock dividends, stock split-ups, subdivisions or consolidations of shares (including reverse stock splits) or similar changes in our capitalization. The number of Performance Shares was adjusted to reflect the 1-for-10 reverse stock split that we effected after the close of business on October 16, 2008.

(3)
The grant date used for calculating the Grant Date Fair Value of Stock Awards is March 10, 2008, as determined pursuant to FAS 123R.

        There were no grants of plan-based awards to our named executive officers in fiscal year 2008.

Compensation of our Non-Employee Directors

        The table below describes the compensation earned by our directors in 2008. Our processes and procedures for considering and determining the amount of compensation we pay our non-employee directors consist of an annual review of director compensation by our Compensation Committee, based on factors such as our existing compensation structure, the compensation paid by comparable companies, the amount of time expected to be devoted by our non-employee directors to our matters and the complexity of those matters. Pursuant to its charter, the Compensation Committee recommends to the Board the compensation for the current year, and the Board makes a determination. The charter permits the Compensation Committee to delegate the consideration of director compensation to one or more subcommittees of the Compensation Committee, but to date, the Compensation Committee has not done so.

Director Compensation(1)

Name	Year	Fees Earned or Paid in Cash(3)(4)	Stock Awards(5)	Total
Peter H. Rothschild(2)	2008	$725,686	$54,400	$780,086
Robert B. Machinist(6)	2008	$153,161	$50,000	$203,161
Howard Rubin(7)	2008	$109,161	$50,000	$159,161
Robert E. Fischer(8)	2008	$139,161	$50,000	$189,161
Peter W. May(9)	2008	$100,975	$50,000	$150,975
Gregory H. Sachs	2008	$—	$—	$—

(1)
Mr. Sachs resigned from the Board on March 10, 2008. No director compensation was earned by Mr. Sachs or Mr. Trutter in 2008.

(2)
Mr. Rothschild, as our Interim Chairman for 2008 and pursuant to the 2008 Rothschild Compensation Agreement, earned a base fee of $500,000. Additionally, Mr. Rothschild, as the chairperson of our Compensation Committee from January 1, 2008 to February 6, 2008, earned an additional cash retainer of $1,525. The total base fee and cash retainer earned by Mr. Rothschild in 2008 was $534,025. In addition, the Compensation Committee awarded a $150,000 bonus to Mr. Rothschild for the year ended December 31, 2008. See "Certain Relationships and Related Person Transactions" herein for a discussion of the 2008 and 2009 Rothschild Compensation Agreements and more information regarding Mr. Rothschild's compensation.

(3)
In 2008, each independent director earned a cash retainer of $65,000, a fee of $1,500 for each Board meeting attended (in person or by telephone) and a fee of $1,000 for each committee meeting attended (in person or by telephone) on a date that a Board meeting was not held. Under our policy, the $1,000 committee meeting fee is also earned on a date that a Board meeting is held if the additional preparation time for the committee meeting is significant. Mr. Rothschild earned the fees set forth above for the first and second quarters of 2008. We also reimburse our independent directors for their travel expenses in attending Board and committee meetings. Each independent director's total 2008 compensation consisted of the committee fees and stock awards described herein and the cash retainers described in footnotes (2) and (6) to (9) below. The table above includes fees earned in 2008 regardless of when those fees were actually paid.

(4)
In March 2007, we established the Special Committee of our Board to consider matters relating to the purchase of DCM, and we paid each Special Committee member a fee of $15,000 per month. Mr. Rothschild resigned from the Special Committee on December 6, 2007. Following his resignation, at the request of the Special Committee, Mr. Rothschild continued to serve as a primary negotiator for and regularly attended meetings of the Special Committee and received fees equal to those paid to the members of the Special Committee. The Special Committee was dissolved on March 11, 2008. We paid each member of the Special Committee (and Mr. Rothschild) a fee of $7,500 per month effective January 1, 2008 and pro-rated through March 11, 2008, or $17,661 per member in the aggregate for 2008.

(5)
In May 2008, we granted each director Performance Shares worth $50,000. The Performance Shares vested on the date of the grant. Each of the Performance Shares represents the right to receive one share of our common stock on March 3, 2011, subject to forfeiture and acceleration upon the occurrence of certain specified events. The closing price on the NYSE of our common stock on the grant date was $11.50 per share, resulting in 4,348 Performance Shares issued per director. For services as our Interim Chairman, we granted Mr. Rothschild 200 shares of our common stock on March 31, 2008 and 200 shares of our common stock on June 30, 2008. The closing price on the NYSE of our common stock was $14.10 on March 31, 2008 and $7.90 on June 30, 2008, for awards of $2,820 and $1,580, respectively. In each case, the share grant was vested on the date of the grant.

(6)
Mr. Machinist, as the chairperson of our Audit Committee, earned an additional cash retainer of $25,000, for a total 2008 cash retainer of $90,000.

(7)
Mr. Rubin, as chairperson of our Strategic Relations Committee from April 16, 2008 to fiscal year end, earned no additional cash retainer, for a total 2008 cash retainer of $65,000.

(8)
Mr. Fischer, as the chairperson of our Nominating & Corporate Governance Committee, earned an additional cash retainer of $15,000, for a total 2008 cash retainer of $80,000.

(9)
Mr. May, as chairperson of our Compensation Committee from February 7, 2008 to fiscal year end, earned an additional cash retainer of $13,475, for a total 2008 cash retainer of $78,475.

 OUR VOTING STOCK AND PRINCIPAL HOLDERS OF THAT STOCK

Persons That Beneficially Own More Than 5% of our Voting Securities

        The following table shows, as of March 25, 2009, the persons that are known to us to be the beneficial owners of more than 5% of our common stock, which is the only class of voting stock we have issued. Each share of our common stock is entitled to one vote. As of March 25, 2009, there were 6,454,383 shares of our common stock outstanding. The table is based on information available to us, including stockholder filings with the SEC under Section 13 of the Exchange Act.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock
The William and Claire Dart Foundation, Dart Container Corporation, Copper Mountain Investments Ltd. and Robert C. Dart (collectively, the Dart Entities),(1) 500 Hogsback Road, Mason, Michigan 48854 (for the William and Claire Dart Foundation and Dart Container Corporation), P.O. Box 31363, Grand Cayman, KY1-1206 Cayman Islands (for Copper Mountain Investments Ltd.) and P.O. Box 30229, Grand Cayman, KY1-1201 Cayman Islands (for Robert C. Dart)	916,465	14.2%
Gregory H. Sachs,(2) c/o Redleaf Management Company, 615 N. Wabash Ave., Chicago, Illinois 60611	380,810	5.9%
Robert J. Reynolds,(3) c/o Loyola Capital Management LLC, 222 East Wisconsin Ave., Suite 201, Lake Forest, Illinois 60045	360,000	5.6%
Harvest Capital Strategies LLC (formerly known as JMP Asset Management LLC),(4) 600 Montgomery Street, Suite 1100, San Francisco, California 94111	698,874	10.8%

(1)
Based on a Schedule 13G/A filed on February 13, 2009 by each Dart Entity and other information. The Dart Entities file jointly because they may be regarded as a group. However, (a) Dart Container Corporation, Copper Mountain Investments Ltd. and Robert C. Dart each disclaim beneficial ownership of the shares owned by the William and Claire Dart Foundation, (b) the William and Claire Dart Foundation disclaims beneficial ownership of the shares owned by Dart Container Corporation, Copper Mountain Investments Ltd. and Robert C. Dart and (c) Dart Container Corporation and Copper Mountain Investments Ltd. each disclaim beneficial ownership of the shares owned by the other. Each of the Dart Entities disclaims membership in a group.

(2)
Based on a Schedule 13G filed on February 13, 2009 by Gregory H. Sachs. Represents 79,994 shares held in the GHS 2006 SCM Trust for the benefit of Mr. Sachs' children. Although Mr. Sachs is not the trustee, and accordingly does not have voting power or dispositive power over these shares, he may from time to time direct the trustee to vote and dispose of these shares. Mr. Sachs disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(3)
Based on a Schedule 13D filed on October 23, 2008 by Robert J. Reynolds.

(4)
Based on a Schedule 13G filed on February 12, 2009 by Harvest Capital Strategies LLC (f/k/a JMP Asset Management LLC). Harvest Capital Strategies LLC filed the Schedule 13G because, as the investment adviser of one or more investment partnerships, pooled investment vehicles and/or one or more client accounts that beneficially hold the securities, Harvest Capital Strategies LLC has been granted the authority to dispose of and vote such securities. The investment partnerships and/or client accounts have the right to receive (or the power to direct the receipt of) dividends received in connection with ownership of the securities, and the proceeds from the sale of the securities.

Ownership of our Stock by our Directors and Executive Officers

        The following table below shows, as of March 25, 2009, the beneficial ownership of our common stock by our directors, our executive officers and all of our directors and executive officers as a group. None of the shares listed below has been pledged as security except as specifically described in the footnotes to this table and none of the directors or executive officers has the right to acquire beneficial ownership of any additional shares within 60 days after March 25, 2009. Unless indicated otherwise in the footnotes, the address of each individual listed in the table is c/o Deerfield Capital Corp., 6250 North River Road, 9th Floor, Rosemont, Illinois 60018.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock	Percentage of Common Stock(1)
Robert E. Fischer(2)	1,145	*
Robert B. Machinist(2)	800	*
Peter W. May(3)	123,618	1.9%
Peter H. Rothschild(2)(4)	2,097	*
Howard Rubin(2)	5,800	*
Jonathan W. Trutter	25,963	*
Luke D. Knecht(5)	1,996	*
Francis P. Straub III	300	*
Robert A. Contreras	292	*

All directors and executive officers as a group (9 persons)	162,011	2.5%

*
Less than 1%.

(1)
Based on 6,454,383 shares of our common stock outstanding as of March 25, 2009. Does not include 569,253 shares of common stock available for future issuance under our Stock Incentive Plan. As of March 25, 2009, 248,069 of those available shares are reserved for future issuance in connection with the Performance Shares granted to DCM employees on April 18, 2008 and to each of our independent directors on May 9, 2008.

(2)
Includes 300 shares of stock granted to each of our independent directors in May 2005 under our Stock Incentive Plan and 250 shares of stock granted to each of our independent directors in each of May 2006 and May 2007 under that plan.

(3)
Includes 2,156 shares of our common stock held in the name of May Foundation. Mr. May disclaims beneficial ownership of these shares.

(4)
Includes 564 shares of our common stock granted to Mr. Rothschild in December 2007 and 400 shares of our common stock granted to Mr. Rothschild in July 2008 under our Stock Incentive Plan for his services as our Interim Chairman. Includes 333 of our shares owned by Daroth Investors LLC, of which Mr. Rothschild is a member. Accordingly, he may be deemed to beneficially own shares owned by Daroth. Mr. Rothschild disclaims beneficial ownership of these shares.

(5)
Includes shares held jointly with spouse.

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

        A stockholder who wishes to introduce a proposal for consideration at the Meeting may seek to have that proposal included in our proxy statement and proxy card pursuant to Rule 14a-8 under the Exchange Act. To qualify, the proposal must be submitted to us by a reasonable time before we begin to print and mail our proxy statements and satisfy the other requirements of Rule 14a-8. The submission of a stockholder proposal does not guarantee it will be included.

        A stockholder may otherwise propose business for consideration or nominate persons for election to our Board in compliance with applicable state law and our bylaws, which require a proposal or nomination to be in writing and delivered to our Corporate Secretary at our executive offices at 6250 North River Road, 9th Floor, Rosemont, Illinois 60018 by personal delivery or U.S. mail not earlier than the 150th day prior to the annual meeting and not later than 5:00 p.m., Eastern time, on the 120th day prior to the annual meeting. However, if the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the preceding year's annual meeting, as is the case this year, a proposal or nomination by the stockholder must be delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern time, on the later of (i) the 120th day prior to the date of such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. We first announced the date of the Meeting on March 25, 2009; therefore, in order to be eligible to be considered for the Meeting, proposals and/or nominations must have been delivered by April 4, 2009. The notice must also satisfy the other requirements with respect to such proposals and nominations contained in our bylaws. If a stockholder fails to meet the deadlines in Rule 14a-8 and our bylaws or fails to comply with SEC Rule 14a-4, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal.

COMMUNICATIONS WITH THE BOARD

        Stockholders wishing to communicate with our Board should send any communication to: Corporate Secretary, Deerfield Capital Corp., 6250 North River Road, 9th Floor, Rosemont, Illinois 60018. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. Our Corporate Secretary will forward the communication to the full Board, to a committee of our Board or to any individual director or directors, as appropriate. If a communication is unduly hostile, threatening, illegal or similarly inappropriate, our Corporate Secretary is authorized to discard the communication or take appropriate legal action regarding the communication.

        Our Audit Committee has established procedures, which are posted on our website, for directors, officers and interested parties to submit concerns and complaints regarding our company, either openly, confidentially or anonymously. Interested parties may use these procedures, which include a toll-free telephone number, to communicate with our non-management directors.

ANNUAL REPORT ON FORM 10-K

        Our Annual Report is being mailed to stockholders concurrently with this proxy statement and does not form part of the proxy solicitation material.

HOUSEHOLDING

        Unless we have received contrary instructions, we may send a single copy of our Annual Report, proxy statement and Notice of Annual Meeting to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as "householding,"

reduces the volume of duplicate information received at your household and helps to reduce our expenses.

        If you would like to receive your own set of our annual disclosure documents this year or in future years, follow the instructions described below. Similarly, if you share an address with another stockholder and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions.

        If your shares are registered in your own name, please contact us at our executive offices at 6250 North River Road, 9th Floor, Rosemont, Illinois 60018, Attention: Corporate Secretary, to inform us of your request. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

HOW TO OBTAIN MORE INFORMATION

        Our Internet address is www.deerfieldcapital.com. We make available free of charge, on or through the "SEC Filings" section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. A copy of all documents incorporated into this proxy statement by reference will be provided, without charge, upon written or oral request, by first class mail and within one business day of our receipt of such request. Requests for such documents should be directed to Legal Department, Deerfield Capital Management LLC, 6250 North River Road, 9th Floor, Rosemont, Illinois 60018, or you may ask the Legal Department by calling (773) 380-1600. Also posted on our website, and available in print upon request to our Investor Relations Department, are the charters for our Audit Committee, Compensation Committee, Nominating & Corporate Governance Committee and Independent Directors Committee, and our Code of Ethics, which governs our directors, officers and employees. Within the time period required by the SEC and the NYSE AMEX, we will post on our website any amendment to our Code of Ethics and any waiver applicable to our senior financial officers, executive officers or directors. In addition, information concerning purchases and sales of our equity securities by our directors and Section 16 reporting officers is posted on our website. Information on our website is not incorporated into this proxy statement.

SOLICITATION OF PROXIES

        We have selected Georgeson, Inc., or Georgeson, as our proxy solicitor. If you have questions, require assistance voting your shares or need additional copies of proxy materials, you may call Georgeson at 1-800-280-0857. We will pay approximately $9,500 (plus reimbursement of out-of-pocket expenses) to Georgeson to assist with the solicitation of proxies. Georgeson may solicit proxies by telephone or other electronic means or in person. In addition, we will indemnify Georgeson against any losses arising out of the firm's proxy soliciting services on our behalf.

        The expenses of preparing, printing and assembling the materials used in the solicitation of proxies will be borne by us. In addition to the solicitation of proxies by use of the mails, we may use the services of certain officers and employees (who will receive no compensation therefor in addition to their regular salaries) to solicit proxies personally and by mail, telephone and facsimile from brokerage houses and other stockholders. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding proxy materials to beneficial owners of our common stock.

OTHER MATTERS

        Our Board knows of no other business to be brought before the Meeting. If any other matters properly come before the Meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the Meeting. Under applicable Maryland law, our stockholders do not have dissenters' or appraisal rights in connection with the matters being voted upon at the Meeting.

EXHIBIT A

DEERFIELD CAPITAL CORP.
ARTICLES OF AMENDMENT

        Deerfield Capital Corp., a Maryland corporation (the "Corporation"), having its principal office located at 11 East Chase Street, Baltimore, Maryland 21202, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

        FIRST:    The charter of the Corporation (the "Charter") is hereby amended by deleting therefrom Article II and inserting in lieu thereof the following Article II:

"ARTICLE II
PURPOSE

        The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force."

        SECOND:    The Charter of the Corporation is hereby amended by inserting the following Article IX in full after Article VIII of the Charter:

"ARTICLE IX
SECTION 382 OWNERSHIP LIMIT

          Section 9.1  Purpose. In order to preserve the Tax Benefits to which the Corporation or any direct or indirect subsidiary thereof is entitled pursuant to the Internal Revenue Code of 1986, as amended, or any successor statute (the "Code"), and the Treasury Regulations promulgated thereunder, the Corporation Securities shall be subject to the following restrictions.

          Section 9.2  Certain Definitions. For purposes of this Article IX, the following terms shall have the meanings indicated (and any references to any portions of Treasury Regulation § 1.382-2T shall include any successor provisions):

            (a)   "5% Transaction" means any Transfer or purported Transfer of Corporation Securities described in Section 9.3 hereof, which Transfer is prohibited and/or void under the provisions of such Section 9.3 hereof.

            (b)   "Agent" means any agent designated by the Board of Directors of the Corporation pursuant to Section 9.6(b) hereof.

            (c)   "Code" has the meaning set forth in Section 9.1 hereof.

            (d)   "Corporation Securities" means (i) shares of Common Stock, (ii) shares of Preferred Stock (other than preferred stock described in Section 1504(a)(4) of the Code), (iii) warrants, rights, or options (including options within the meaning of Treasury Regulation § 1.382-4(d)(9)) to purchase stock (other than preferred stock described in Section 1504(a)(4) of the Code) of the Corporation, and (iv) any other interest that would be treated as "stock" of the Corporation pursuant to Treasury Regulation § 1.382-2T(f)(18).

            (e)   "Excess Securities" has the meaning set forth in Section 9.6(a) hereof.

            (f)    "Five-Percent Shareholder" means a Person or group of Persons that is a "5-percent shareholder" of the Corporation pursuant to Treasury Regulation § 1.382-2T(g).

            (g)   "NYSE AMEX" means the NYSE AMEX Equities.

            (h)   "Percentage Stock Ownership" means the percentage stock ownership interest as determined in accordance with Treasury Regulation § 1.382-2T(g), (h), (j) and (k).

            (i)    "Permitted Transfer" means a Transfer of Corporation Securities (i) after the Restriction Release Date, (ii) pursuant to any merger, consolidation, statutory share exchange, tender offer or similar transaction approved in advance by the Board of Directors in its sole and absolute discretion, (iii) as a result of the issuance of a warrant, the exercise thereof, the transfer or acquisition of such warrant or Corporation Securities acquired thereby, where such warrant had first been issued upon approval of our Board unless and until the Person to whom such warrant was issued thereafter acquires any Corporation Securities that are unrelated to the warrant, or (iv) pursuant to any issuance or sale of Corporation Securities by the Corporation or any of its subsidiaries.

            (j)    "Person" shall mean any individual, firm, corporation, partnership, trust association, limited liability company, limited liability partnership, or other entity, or any group of Persons making a "coordinated acquisition" of shares or otherwise treated as an entity within the meaning of Treasury Regulation § 1.382-3(a)(1), or otherwise and shall include any successor (by merger or otherwise) of any such entity.

            (k)   "Prohibited Distribution" has the meaning set forth in Section 9.6(b) hereof.

            (l)    "Purported Transferee" has the meaning set forth in Section 9.6(a) hereof.

            (m)  "Prohibited Transfer" means any 5% Transaction (other than a Permitted Transfer).

            (n)   "Restriction Release Date" means the date as the Board of Directors may determine, in its sole and absolute discretion, that this Article IX is no longer in the best interests of the Corporation and its shareholders.

            (o)   "Section 501(c)(3)" has the meaning set forth in Section 9.6(c) hereof.

            (p)   "Section 382" means Section 382 of the Code, or any comparable successor provision.

            (q)   "Tax Benefit" means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a "net unrealized built-in loss" within the meaning of Section 382, of the Corporation or any direct or indirect subsidiary thereof.

            (r)   "Transfer" means any direct or indirect sale, transfer, assignment, exchange, issuance, grant, redemption, repurchase, conveyance, pledge or other disposition, whether voluntary or involuntary, and whether by operation of law or otherwise, by any Person other than the Corporation. A Transfer also shall include the creation or grant of an option, warrant or right (including an option within the meaning of Treasury Regulation § 1.382-4(d)(9)) by any Person other than the Corporation, but only if such option, warrant or right would be deemed exercised pursuant to Treasury Regulation § 1.382-4(d)(2)(i).

          Section 9.3  Transfer Restrictions. Any attempted Transfer of Corporation Securities prior to the Restriction Release Date, or any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Restriction Release Date, that is not a Permitted Transfer shall be prohibited and void ab initio insofar as it purports to transfer ownership or rights in respect of such Corporation Securities to the Purported Transferee to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (a) any Person or group of Persons shall become a Five-Percent Shareholder (including, without limitation, as a result of a disposition of Corporation Securities pursuant to Treasury Regulation §

   1.382-2T(j)(3)(i)) or (b) the Percentage Stock Ownership interest in the Corporation of any Five-Percent Shareholder shall be increased.

          Section 9.4  Waiver. The restrictions set forth in Section 9.3 hereof shall not apply to an attempted Transfer that is a 5% Transaction if the transferor or the transferee obtains the approval of the Board of Directors in its sole and absolute discretion. In considering whether to approve any such transfer, the Board of Directors may take into account any factors it deems appropriate, including, but not limited to, both the proposed Transfer and potential future Transfers, and may require an opinion of counsel (at the expense of the transferor and/or transferee) that the transfer will not result in any limitation on the Corporation or any direct or indirect subsidiary's use of the Tax Benefits. The Board of Directors may exercise the authority granted by this Section 9.4 hereof through duly authorized officers or agents of the Corporation.

          Section 9.5  Certificate Legend. Each certificate representing shares of Corporation Securities issued prior to the Restriction Release Date shall contain the legend set forth below, evidencing the restrictions set forth in this Article IX:

    "The transfer of securities represented by this certificate is (and other securities of the Corporation may be) subject to restriction pursuant to Article IX of the Corporation's Charter. The Corporation will furnish a copy of its Charter (or a summary thereof) setting forth the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights to the holder of record of this Certificate without charge upon written request addressed to the Corporation at its principal place of business."

  With respect to any shares of Corporation Securities that are not evidenced by a certificate, but are uncertificated securities, the foregoing legend shall be set forth in the initial statement of holdings.

          Section 9.6  Treatment of Excess Securities.

            (a)   No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the "Purported Transferee") shall not be recognized as a stockholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities that are the subject of the Prohibited Transfer (the "Excess Securities"). Until the Excess Securities are acquired by another Person in a Transfer that is not a Prohibited Transfer, such Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of stockholders of the Corporation, including, without limitation, the right to vote such Excess Securities or to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any; provided, however, that the Transferor of such Excess Securities shall not be required to disgorge, and shall be permitted to retain for its own account, any proceeds of such Transfer, and shall have no further rights, responsibilities, obligations or liabilities with respect to such Excess Securities, if such Transfer was a Prohibited Transfer. Once the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Corporation Securities shall cease to be Excess Securities. For this purpose, any transfer of Excess Securities not in accordance with the provisions of this Section 9.6 shall also be a Prohibited Transfer.

            (b)   If the Corporation determines, in its sole and absolute discretion, that a Transfer of Corporation Securities constitutes a Prohibited Transfer then, upon written demand by the Corporation, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee's possession or control, together with any dividends or other distributions that were received by the Purported Transferee from the Corporation with respect to the Excess Securities

    ("Prohibited Distributions"), to the Agent designated by the Board of Directors. The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm's length transactions (over the NYSE AMEX or other national securities exchange, if possible, or otherwise over-the-counter or privately); provided, however, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific timeframe if, in the Agent's discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the Corporation's demand to surrender Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Section 9.6(a) if the Agent rather than the Purported Transferee had resold the Excess Securities. Disposition of Excess Securities by the Agent pursuant to this Section 9.6(b) shall be deemed to occur simultaneously with the Prohibited Transfer to which the Excess Securities relate.

            (c)   The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee has previously resold the Excess Securities, any amounts received by it from a Purported Transferee, as follows: (i) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (ii) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value of the Excess Securities (A) calculated on the basis of the closing market price for the Corporation Securities on the NYSE AMEX, or such other national securities exchange on which the Corporation Securities are then listed or admitted to trading, on the day before the Prohibited Transfer, (B) if the Corporation Securities are not listed or admitted to trading on any national securities exchange but are traded in the over-the-counter market, calculated based upon the difference between the highest bid and lowest asked prices, as such prices are reported by NASDAQ or any successor system on the day before the Prohibited Transfer or, if none, on the last preceding day for which such quotations exist, or (C) if the Corporation Securities are neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then as determined by the Board of Directors, in its sole and absolute discretion, at the time of the Prohibited Transfer to the Purported Transferee), which amount (or fair market value) shall be determined by the Board of Directors in its sole and absolute discretion; and (iii) third, any remaining amounts, subject to the limitations imposed by the following proviso, shall be paid to one or more organizations qualifying under Section 501(c)(3) of the Code (or any comparable successor provision) ("Section 501(c)(3)") selected by the Board of Directors; provided, however, that if the Excess Securities (including any Excess Securities arising from a previous Prohibited Transfer not sold by the Agent in a prior sale or sales), represent a 5% or greater Percentage Stock Ownership in any class of Corporation Securities, then any such remaining amounts to the extent attributable to the disposition of the portion of such Excess Securities exceeding a 5% Percentage Stock Ownership interest in such class shall be paid to two or more organizations qualifying under Section 501(c)(3) selected by the Board of Directors. The recourse of any Purported Transferee in respect of any Prohibited Transfer shall be limited to the amount payable to the Purported Transferee pursuant to clause (ii) of the preceding sentence. In no event shall the proceeds of any sale of Excess Securities pursuant to this Section 9.6 inure to the benefit of the Corporation.

            (d)   If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within 30 days from the date on which the Corporation makes a written demand pursuant to Section 9.6(b) hereof, then the Corporation shall use its reasonable best efforts to enforce the provisions hereof, including the institution of legal proceedings to compel such surrender.

            (e)   The Corporation shall make the written demand described in Section 9.6(b) hereof within 30 days of the date on which the Board of Directors determines, in its sole and absolute discretion, that the attempted Transfer would result in Excess Securities; provided, however, that if the Corporation makes such demand at a later date, the provisions of Sections 9.1 through 9.6 hereof shall apply nonetheless.

            (f)    Anything herein to the contrary notwithstanding, the Agent shall not act or be treated as acting as an agent for or on behalf of the Purported Transferee or for or on behalf of the Corporation and shall have no right to bind any of them, in contract or otherwise, but shall act only to carry out the ministerial functions assigned to it in this Section 9.6.

          Section 9.7  Board Authority.

            (a)   The Board of Directors shall have the power to determine, in its sole and absolute discretion, all matters necessary for assessing compliance with this Article IX, including, without limitation, (a) the identification of any Five-Percent Shareholder, (b) whether a Transfer is a 5% Transaction, a Prohibited Transfer or a Permitted Transfer, (c) the Percentage Stock Ownership in the Corporation of any Five-Percent Shareholder, (d) whether an instrument constitutes Corporation Securities, (e) the amount (or fair market value) due to a Purported Transferee pursuant to Section 9.6(c), and (f) any other matters which the Board of Directors determines, in its sole and absolute discretion, to be relevant; and the determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article IX.

            (b)   Nothing contained herein shall limit the authority of the Board of Directors to take such other action, in its sole and absolute discretion, to the extent permitted by law as it deems necessary or advisable to protect the Corporation, any direct or indirect subsidiary thereof and the interests of the holders of the Corporation's securities in preserving the Tax Benefit. Without limiting the generality of the foregoing, in the event of a change in law or Treasury Regulations making one or more of the following actions necessary or desirable, the Board of Directors may (i) accelerate the Restriction Release Date, (ii) modify the specific application of the Transfer restrictions set forth in Section 9.3 hereof, or (iii) modify the definitions of any terms set forth in this Article IX; provided that the Board of Directors shall determine, in its sole and absolute discretion, that such acceleration, extension, change or modification is reasonably necessary or advisable to preserve the Tax Benefit under the Code and the Treasury Regulations thereunder or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefit.

            (c)   In the case of an ambiguity in the application of any of the provisions of this Article IX, including any definition contained in Section 9.2 of this Article IX, the Board of Directors shall have the power to determine, in its sole and absolute discretion, the application of the provisions of this Article IX with respect to any situation based on the facts known to it. In the event this Article IX requires an action by the Board of Directors and the Charter fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine, in its sole and absolute discretion, the action to be taken so long as such action is not contrary to the provisions of Sections 9.1, 9.2 or 9.3.

          Section 9.8  Miscellaneous. Any provision in this Article IX which is judicially determined to be prohibited, invalid or otherwise unenforceable (whether on its face or as applied to a particular stockholder, transferee or Transfer) under the laws of the State of Maryland shall be ineffective to the extent of such prohibition, invalidity or unenforceability without prohibiting, invalidating or rendering unenforceable the remaining provisions of this Article IX and of this Charter, which shall be thereafter interpreted as if the prohibited, invalid or unenforceable part were not contained herein, and, to the maximum extent possible, in a manner consistent with preserving the Corporation or any direct or indirect subsidiary's use of the Tax Benefits without any Section 382 limitation.

          Section 9.9  NYSE AMEX Transactions. Nothing in this Article IX shall preclude the settlement of any transaction entered into through the facilities of the NYSE AMEX or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article IX and any Purported Transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article IX.

          Section 9.10  Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article IX.

          Section 9.11  Non-Waiver. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

          Section 9.12  Notice to Corporation. Any Person who acquires or attempts to acquire Corporation Securities in excess of the limitations set forth in this Article IX shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may, in its sole and absolute discretion, request in order to determine the effect, if any, of such purported transfer on the preservation and usage of the Tax Benefits.

          Section 9.13  Additional Definitions. For purposes of this Charter, "REIT" means a real estate investment trust under Sections 856 through 860 of the Code, and "Charter" means this charter of the Corporation."

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
DEERFIELD CAPITAL CORP.

The undersigned stockholder(s) of Deerfield Capital Corp., a Maryland corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for the Company’s Annual Meeting of Stockholders to be held on May 19, 2009 at 10:00 a.m., Eastern time (the “Annual Meeting”).  The undersigned stockholder(s) of the Company hereby appoints Robert A. Contreras and Francis P. Straub III, or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting to be held at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, 25th Floor, New York, New York 10153, or at any adjournments(s) or postponement(s) thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this proxy card.

Please date, sign and mail your proxy card back as soon as possible.

ANNUAL MEETING OF STOCKHOLDERS

DEERFIELD CAPITAL CORP.

May 19, 2009

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to be Held on May 19, 2009.

The Proxy Statement and 2008 Annual Report to Stockholders
are available at http://www.amstock.com/proxyservices/viewmaterials.asp

Directions to the Company’s Annual Meeting of Stockholders are posted on the Investor Relations section of our internet web site, www.deerfieldcapital.com and may also be obtained by contacting our Legal Department, in writing, at Deerfield Capital Corp., 6250 North River Road, 9th Floor, Rosemont, Illinois, or by phone, at (773) 380-1600.

Please date, sign and mail your proxy card in the

postage pre-paid envelope provided as soon as possible.

Please detach along perforated line and mail in the postage pre-paid envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.     To elect Class I directors to serve on the Board of Directors for a three-year term and until their successors have been duly elected and qualified.

☐ FOR ALL NOMINEES	NOMINEES:

☐ WITHHOLD AUTHORITY	Peter H. Rothschild
FOR ALL NOMINEES	Robert E. Fischer
Peter W. May
☐ FOR ALL EXCEPT
(See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and circle each nominee you wish to withhold.

To change the address on your account, please check the box at right and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

2.     To approve an amendment to the Company’s charter to restrict certain acquisitions and dispositions of the Company’s securities in order to preserve the benefit of its net operating losses, net capital losses and certain other tax attributes for tax purposes and to remove references to the Company’s operation as a real estate investment trust as one of the purposes of the Company.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.     To ratify the appointment by the audit committee of the Board of Directors of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4.     To act upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of the Company of record as of the close of business on March 30, 2009, will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

Further information regarding the Annual Meeting, the nominees for election to the Board of Directors, the proposed amendment to the Company’s charter and the ratification of the independent registered public accounting firm is contained in the enclosed Proxy Statement.

Your vote is very important. As soon as possible, please sign, date and return the enclosed proxy card in the accompanying, postage pre-paid envelope. Stockholders attending the meeting may vote in person even if they have returned a proxy card.

Signature of Stockholder:	Signature of Stockholder:
Date:	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.